UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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QLOGIC CORPORATION
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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QLOGIC CORPORATION

26650 Aliso Viejo Parkway

Aliso Viejo, CA 92656

(949) 389-6000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on August 25, 2014

To the Stockholders of QLogic Corporation:

You are cordially invited to attend the Annual Meeting of Stockholders of QLogic Corporation, a Delaware corporation, which will be held at QLogic’s corporate headquarters, located at 26650 Aliso Viejo Parkway, Aliso Viejo, California 92656, at 8:30 a.m., Pacific Daylight Time, on Monday, August 25, 2014, to consider and act upon the following matters, all as more fully described in the accompanying Proxy Statement:

1.  To elect seven directors to the Board of Directors to serve until our next Annual Meeting or until their successors have been elected and qualified;

2.  To approve certain amendments to the QLogic Corporation 2005 Performance Incentive Plan, as amended, including, without limitation, an amendment to extend the term of the plan by 10 years;

3.  An advisory vote to approve executive compensation;

4.  To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending March 29, 2015; and

5.  To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

Stockholders of record of our common stock at the close of business on July 1, 2014, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the meeting and at any postponements or adjournments thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on August 25, 2014. The Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended March 30, 2014 are available electronically at http://ir.qlogic.com.

By Order of the Board of Directors

MICHAEL L. HAWKINS

Secretary

Aliso Viejo, California

July 22, 2014

YOUR VOTE IS IMPORTANT

Please vote by using the Internet, by telephone or by signing and returning the enclosed proxy card as soon as possible to ensure your representation at the Annual Meeting. Your proxy card contains instructions for each of these voting options.

QLOGIC CORPORATION

26650 Aliso Viejo Parkway

Aliso Viejo, CA 92656

(949) 389-6000

PROXY STATEMENT

APPROXIMATE DATE PROXY MATERIALS FIRST SENT TO STOCKHOLDERS

July 22, 2014

These proxy materials are provided in connection with the solicitation of proxies by the Board of Directors of QLogic Corporation, a Delaware corporation, for the Annual Meeting of Stockholders to be held at QLogic’s corporate headquarters, located at 26650 Aliso Viejo Parkway, Aliso Viejo, California 92656, at 8:30 a.m., Pacific Daylight Time, on Monday, August 25, 2014, and at any postponements or adjournments thereof, for the purposes stated in the Notice of Annual Meeting of Stockholders preceding this Proxy Statement. Unless the context otherwise requires, the terms “us,” “we,” “our,” “QLogic” and the “Company” include QLogic Corporation and its consolidated subsidiaries.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE MEETING

Q:	What information is included in these materials?

A:	This Proxy Statement includes information on the nominees for directors and the other matters to be voted on at the meeting. This Proxy Statement also includes information on the voting process and requirements, the compensation of directors and some of our executive officers, and certain other required information.

Q:	What am I being asked to vote on at the meeting?

A:	There are four matters scheduled to be voted on at the meeting:

(1)	The election of seven directors to the Board of Directors, each of whom will serve until our next Annual Meeting or until their successors are elected and qualified.

(2)	The approval of certain amendments to the QLogic Corporation 2005 Performance Incentive Plan, as amended, including, without limitation, an amendment to extend the term of the plan by 10 years.

(3)	An advisory vote to approve executive compensation.

(4)	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2015.

Q:	How does the Board recommend that I vote on each of these matters?

A:	Our Board of Directors recommends that you vote your shares:

•	“FOR” each of the director nominees (PROPOSAL NO. 1);

•	“FOR” the approval of the amendments to the QLogic Corporation 2005 Performance Incentive Plan, as amended (PROPOSAL NO. 2);

•	“FOR” the proposal regarding an advisory vote to approve executive compensation (PROPOSAL NO. 3); and

•	“FOR” ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2015 (PROPOSAL NO. 4).

Q:	What classes of shares are entitled to vote?

A:	Each share of our common stock outstanding on July 1, 2014 (the “Record Date”) is entitled to one vote on each item being voted on at the Annual Meeting. On the Record Date, we had 87,809,533 shares of common stock outstanding.

Q:	What shares can I vote?

A:	You can vote all of the shares that you owned on the Record Date. These shares include (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a stockbroker, bank or other nominee.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Most of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially:

Stockholder of Record — If your shares are registered in your name with our transfer agent, Computershare Investor Services, you are considered a stockholder of record with respect to those shares, and you are receiving these proxy materials directly from us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting. We have enclosed a proxy card for you to use.

Beneficial Owner — If your shares are held in a stock brokerage account, by a bank or other nominee (commonly referred to as being held in “street name”), you are considered to be the beneficial owner of those shares, and these proxy materials are being forwarded to you by your broker, bank or nominee as the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. Your broker, bank or nominee has enclosed or provided voting instructions for you to use in directing the broker, bank or nominee how to vote your shares.

Q:	How do I vote?

A:	If you are a stockholder of record, you may vote by one of the following methods:

•	via the Internet,

•	by telephone,

•	by mail, or

•	in person at the Annual Meeting.

If you own your shares in “street name,” that is, through a brokerage or bank account or in another nominee form, you must provide instructions to the broker, bank or nominee as to how your shares should be voted. Your broker, bank or nominee will usually provide you instructions at the time you receive this Proxy Statement. If you own your shares in this manner, you cannot vote in person at the Annual Meeting unless you receive a proxy to do so from the broker, bank or nominee.

Q:	Can I revoke my proxy?

A:	Yes. If you are a stockholder of record, to revoke your proxy you must do one of the following before the votes are cast at the meeting: (1) deliver a written notice of your revocation to our Corporate Secretary at our principal executive office, 26650 Aliso Viejo Parkway, Aliso Viejo, California 92656, or (2) execute and deliver a later-dated proxy. Alternatively, you can attend the meeting and vote in person.

For shares you hold in street name, you may change your vote by submitting new voting instructions to your broker, bank or nominee or, if you have obtained a proxy from your broker, bank or nominee giving you the right to vote your shares at the Annual Meeting, by attending the meeting and voting in person.

Q:	What does it mean if I get more than one proxy card?

A:	It means that you hold shares registered in more than one account. Sign and return each proxy card that you get (or otherwise vote the shares in each account) in order to ensure that all of your shares are voted.

Q:	What is the quorum requirement for the meeting?

A:	For a “quorum” to exist at the Annual Meeting, stockholders holding a majority of the votes entitled to be cast by the stockholders entitled to vote generally must be present in person or represented by proxy at the Annual Meeting. There must be a quorum for any action to be taken at the Annual Meeting (other than postponements or adjournments of the meeting). If you submit a properly executed proxy card or otherwise complete your proxy via the internet, even if you abstain from voting, then your shares will be counted for purposes of determining the presence of a quorum. If a broker indicates on a proxy that it lacks discretionary authority as to certain shares to vote on a particular matter, commonly referred to as “broker non-votes,” those shares will still be counted for purposes of determining the presence of a quorum at the Annual Meeting.

Q:	What is the voting requirement for each of the above matters?

A:	QLogic has a majority voting standard for Proposal No. 1, the election of directors. Directors are elected at each annual meeting by a majority of votes cast, meaning that the number of votes “for” a director must exceed the number of votes “against” that director. In the event that a nominee for director receives more “against” votes for his or her election than “for” votes, the Board must consider that director’s resignation following a recommendation by the Nominating and Governance Committee. The majority voting standard does not apply, however, in a contested election. In such circumstances, directors will instead be elected by a plurality of the votes cast, meaning that the seven nominees receiving the most votes will be elected.

With regard to the election to take place at the Annual Meeting, the Board intends to nominate the seven persons identified as its nominees in this Proxy Statement. Each of the directors will be elected by a majority of the votes cast.

For each other proposal to be submitted for a vote of stockholders at the Annual Meeting, our bylaws require that the proposal receives the affirmative vote of a majority of the shares of common stock present or represented by proxy at the meeting and entitled to vote on the proposal to be approved. Please be advised, however, that Proposal No. 3 (an advisory vote to approve executive compensation) and Proposal No. 4 (ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2015) are advisory only and are not binding on us. The Board of Directors (or a committee of the Board of Directors, as applicable) will consider the outcome of the vote on each of these proposals in considering what action, if any, should be taken in response to these advisory votes by stockholders.

Q:	How are abstentions and broker non-votes treated?

A:	In all matters other than the election of directors (Proposal No. 1), abstentions have the same effect as votes “AGAINST” a matter. With respect to the election of directors, abstentions with respect to a director nominee will not be counted as a vote cast on the election of the director nominee and therefore will not be counted in determining the outcome of the directors’ election. Abstentions will be counted as present and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting.

A broker is entitled to vote shares held for a beneficial holder on “routine” matters, such as the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2015 (Proposal No. 4), without voting instructions from the beneficial holder of those shares. On the other hand, a broker is not entitled to vote shares held for a beneficial holder on certain “non-routine” items, absent voting instructions from the beneficial holder of such shares. The election of directors (Proposal No. 1), the amendments to the QLogic Corporation 2005 Performance Incentive Plan (Proposal No. 2), and the advisory vote to approve executive compensation (Proposal No. 3) are considered non-routine matters. Consequently, if you do not give your broker specific instructions by way of a broker voting instruction card or an internet proxy, your shares will constitute broker non-votes and will not be voted with respect to Proposal No. 1, No. 2, or No. 3 and will have no effect on the outcome of these proposals, although they will count for purposes of determining whether a quorum exists.

Q:	How will the votes be counted?

A:	Your shares of common stock will be voted according to the instructions you provide on the proxy card, on the broker voting instruction card or on your internet proxy. If you properly submit your proxy card, broker voting instruction card or internet proxy without providing specific instructions, your shares will be voted in accordance with the recommendations of the Board of Directors (“FOR” all director nominees named in the Proxy Statement (Proposal No. 1), “FOR” the approval of the amendments to the QLogic Corporation 2005 Performance Incentive Plan, as amended (Proposal No. 2), “FOR” the proposal regarding an advisory vote to approve executive compensation (Proposal No. 3), and “FOR” ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2015 (Proposal No. 4)).

Q:	Who will count the votes?

A:	We have appointed Broadridge Financial Solutions, Inc. (“Broadridge”) to act as the inspector of election for the meeting. We believe Broadridge will use procedures that are consistent with Delaware law and our bylaws concerning the voting of shares, the determination of the presence of a quorum and the determination of the outcome of each matter submitted for a vote.

Q:	How will voting on any other business be conducted?

A:	We do not expect any matters to be presented for a vote at the meeting, other than the matters described in this Proxy Statement. If you grant a proxy, the officers named as proxy holders, Prasad L. Rampalli and Jean Hu, or their nominees or substitutes, will each have the discretion to vote your shares on any additional matters that are properly presented at the meeting. If, for any unforeseen reason, any of our nominees is not available as a candidate for director, the person named as the proxy holder will vote your proxy for another candidate or other candidates nominated by the Board of Directors.

Q:	Where can I find the voting results of the Annual Meeting?

A:	The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspector of election and published in a Current Report on Form 8-K, which the Company is required to file with the Securities and Exchange Commission (“SEC”) within four business days following the Annual Meeting. If final voting results are not known when such report is filed, they will be announced in an amendment to such report within four business days after the final results become known.

Q:	Who is paying for this proxy solicitation?

A:	We will pay the cost of soliciting the proxies. The solicitation of proxies may be made in person, by telephone, or by electronic communication by officers, directors and regular employees, who will not be paid additional compensation for these activities. We will send copies of the solicitation material to brokers, fiduciaries and custodians who will forward the material to the beneficial owners of our shares. On request, we will reimburse brokers and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation material to the beneficial owners.

Q:	Are these proxy materials available electronically?

A:	Yes, this is an Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on August 25, 2014. This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended March 30, 2014 are available electronically at http://ir.qlogic.com.

If you received your Annual Meeting materials by mail, we encourage you to help us to conserve natural resources, as well as significantly reduce QLogic’s printing and mailing costs, by signing up to receive your stockholder communications via e-mail. With electronic delivery, you will be notified via e-mail as soon as the Annual Report and the Proxy Statement are available on the Internet, and you will be able to review those materials and submit your stockholder vote online. Electronic delivery can also help reduce the number of bulky documents in your personal files and eliminate duplicate mailings. To sign up for electronic delivery, visit https://www.icsdelivery.com/qlogic/index.asp. Your electronic delivery enrollment will be effective until you cancel it. If you have questions about electronic delivery, please contact Investor Relations, QLogic Corporation, 26650 Aliso Viejo Parkway, Aliso Viejo, California 92656.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of July 1, 2014 concerning beneficial ownership by:

•	holders of more than 5% of QLogic’s common stock,

•	directors and nominees,

•	each of the named executive officers listed in the Summary Compensation Table — Fiscal Years 2012, 2013 and 2014 (“Summary Compensation Table”) below, and

•	all directors and executive officers as a group.

The information provided in the table is based on QLogic’s records, information filed with the SEC and information provided to QLogic, except where otherwise noted.

Name	Amount and Nature of Beneficial Ownership	Percent(1)
BlackRock, Inc.(2)	7,746,969	8.8%
The Vanguard Group, Inc.(3)	5,327,375	6.1%
John T. Dickson(4)	—	*
Balakrishnan S. Iyer(5)	204,442	*
Christine King(6)	16,207	*
Kathryn B. Lewis(7)	136,442	*
D. Scott Mercer(8)	97,856	*
Prasad L. Rampalli(9)	10,000	*
George D. Wells(10)	172,070	*
William M. Zeitler(11)	107,856	*
Jean Hu(12)	127,174	*
Roger J. Klein(13)	355,775	*
H.K. Desai(14)	2,158,234	2.4%
Simon Biddiscombe(15)	102,140	*
Robert B. Crawford(16)	110,903	*
All Directors and Executive Officers as a group (10 persons)(17)	1,227,822	1.4%

*	Less than 1% of the outstanding shares of our common stock.

(1)	Based upon 87,809,533 shares of common stock outstanding on July 1, 2014. The number of shares beneficially owned by each person or entity is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, each person or entity is considered the beneficial owner of any shares as to which the person or entity has the sole or shared voting power or investment power and also any shares that the entity or individual has the right to acquire on or before August 30, 2014 (60 days after July 1, 2014) through the exercise of any stock options, through the vesting of restricted stock units (“RSUs”) payable in shares, or upon the exercise of other rights. Unless otherwise indicated, each person has sole voting and investment power with respect to the shares set forth in the table.

(2)	Number of shares owned is based on information contained in a report on Schedule 13G/A that BlackRock, Inc. (“BlackRock”) filed with the SEC on January 30, 2014. Such filing indicates that BlackRock has sole voting power with respect to 7,451,496 shares and sole dispositive power with respect to all shares. The Schedule 13G/A contained information as of December 31, 2013 and may not reflect current holdings of QLogic common stock. The address for BlackRock is 40 East 52nd Street, New York, New York 10022.

(3)	Number of shares owned is based on information contained in a report on Schedule 13G/A that The Vanguard Group, Inc. (“Vanguard”) filed with the SEC on February 12, 2014. Such filing indicates that Vanguard has sole voting power with respect to 140,129 shares and sole dispositive power with respect to 5,192,346 shares. The Schedule 13G/A contained information as of December 31, 2013 and may not reflect current holdings of QLogic common stock. The address for Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(4)	Mr. Dickson joined the Board of Directors on June 20, 2014.

(5)	Includes 174,662 shares which may be purchased pursuant to stock options that are exercisable on or before August 30, 2014 and 7,149 shares issuable pursuant to RSUs that will vest on or before August 30, 2014.

(6)	Includes 10,801 shares which may be purchased pursuant to stock options that are exercisable on or before August 30, 2014 and 2,259 shares issuable pursuant to RSUs that will vest on or before August 30, 2014.

(7)	Includes 112,662 shares which may be purchased pursuant to stock options that are exercisable on or before August 30, 2014 and 7,149 shares issuable pursuant to RSUs that will vest on or before August 30, 2014.

(8)	Includes 71,076 shares which may be purchased pursuant to stock options that are exercisable on or before August 30, 2014 and 7,149 shares issuable pursuant to RSUs that will vest on or before August 30, 2014.

(9)	Mr. Rampalli joined QLogic in February 2014 as a member of the Board of Directors and as President and Chief Executive Officer.

(10)	Includes 134,662 shares which may be purchased pursuant to stock options that are exercisable on or before August 30, 2014 and 7,149 shares issuable pursuant to RSUs that will vest on or before August 30, 2014.

(11)	Includes 71,076 shares which may be purchased pursuant to stock options that are exercisable on or before August 30, 2014 and 7,149 shares issuable pursuant to RSUs that will vest on or before August 30, 2014.

(12)	Includes 106,450 shares which may be purchased pursuant to stock options that are exercisable on or before August 30, 2014.

(13)	Includes 350,775 shares which may be purchased pursuant to stock options that are exercisable on or before August 30, 2014.

(14)	Mr. Desai passed away on June 8, 2014 and the shares listed are owned or acquirable by his estate. Beneficial ownership information includes 1,887,250 shares which may be purchased pursuant to stock options that are exercisable on or before August 30, 2014. Under the QLogic Corporation 2005 Performance Incentive Plan, Mr. Desai’s beneficiaries have 12 months from the date of his death to exercise any vested stock options.

(15)	Beneficial ownership information is as of May 17, 2013 (except with respect to options), Mr. Biddiscombe’s last day of employment with the Company, and includes 46,644 shares (which represents the net difference between the 94,899 RSUs granted less 48,255 shares that were withheld to satisfy tax withholding obligations) that were issued pursuant to RSUs for which vesting was accelerated. Stock options held by Mr. Biddiscombe on his last day of employment expired in accordance with their terms prior to the record date.

(16)	Beneficial ownership information is as of June 16, 2014, Mr. Crawford’s last day of employment with the Company, and includes 86,150 shares which may be purchased pursuant to stock options that are exercisable on or before August 30, 2014.

(17)	Includes 1,032,164 shares which may be purchased pursuant to stock options that are exercisable on or before August 30, 2014 and 38,004 shares issuable pursuant to RSUs that vest on or before August 30, 2014. Mr. Carrozza joined us on July 3, 2014 and is therefore not included in this table.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors has nominated the following seven persons to serve as our directors: (1) John T. Dickson, (2) Balakrishnan S. Iyer, (3) Christine King, (4) D. Scott Mercer, (5) Prasad L. Rampalli, (6) George D. Wells, and (7) William M. Zeitler. If elected, each nominee will continue in office until our next Annual Meeting or until the director’s successor has been duly elected and qualified, or until the earlier of the director’s death, resignation, removal or retirement. Kathryn B. Lewis, a current director, is not standing for reelection.

The authorized number of directors on our Board at the time of the Annual Meeting will be seven. Biographical information about our nominees for director and the experience, qualifications, attributes and skills considered by our Nominating and Governance Committee and Board in determining that the nominee should serve as a director appear below. For additional information about how we identify and evaluate nominees for director, see “Board of Directors — Committees — The Nominating and Governance Committee” below.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF

EACH OF THE NOMINEES.

Each nominee receiving more votes for his or her election than votes against his or her election will be elected to our Board of Directors to serve until our next Annual Meeting or until their successors are elected and qualified, or until the earlier of the director’s death, resignation, removal or retirement. This required vote is described in the following section entitled “Voting Standard.” Proxies cannot be voted for more than seven nominees for director. Unless authority to vote for directors has been withheld in the proxy, the persons named in the enclosed proxy, or their nominee or substitute, intend to vote at the meeting for the election of the seven director nominees.

Voting Standard

Each of the nominees for director named above has consented to be named as a nominee in our Proxy Statement, and we expect that each of the nominees will be able to serve if elected. In the event that any of the nominees for director should become unable to serve if elected, it is intended that the persons named in the enclosed proxy, or their nominee or substitute, will vote your shares FOR the election of a substitute nominee as may be recommended by the Board of Directors.

Our Bylaws require that, in an uncontested election, each director will be elected by a majority of votes cast. A “majority of votes cast” means the number of shares voted “for” a director exceeds the number of shares voted “against” that director. In the case of an uncontested election, if a nominee who is serving as a director is not elected at the Annual Meeting by the requisite majority of votes cast, under Delaware law, the director would continue to serve on the Board as a “holdover director.” However, our Bylaws require each director nominee, prior to each election of directors at an annual meeting, to submit to the Board an irrevocable letter of resignation from the Board and all committees thereof, which will become effective if that director does not receive a majority of votes cast and the Board determines to accept such resignation. In such circumstances, the Nominating and Governance Committee, composed entirely of independent directors (as detailed below in “Board of Directors — Committees — The Nominating and Governance Committee”), will evaluate and make a recommendation to the Board with respect to the submitted resignation. The Board must take action on the recommendation within 90 days following certification of the stockholder vote. QLogic will publicly disclose the Board’s decision including, if applicable, the reasons for rejecting a resignation.

The majority voting standard does not apply, however, in a contested election. An election shall be deemed to be contested if, as of the 10th day preceding the date the notice of the meeting is first mailed for such meeting to the stockholders of the corporation, the number of nominees exceeds the number of directors to be elected. In such circumstances, directors will instead be elected by a plurality of the votes cast, meaning that the seven nominees receiving the most votes will be elected.

With regard to the election to take place at the 2014 Annual Meeting, the Board intends to nominate the seven persons identified as its nominees in this Proxy Statement.

The following table and paragraphs below set forth the names and certain information concerning the seven nominees for election to our Board of Directors. This information includes the principal occupation of and directorships held by each nominee for at least the past five years, as well as the specific experience, qualifications, attributes and skills that led to the conclusion that each nominee should serve as a member of the Board of Directors.

Nominee(1)	Position with QLogic	Age
John T. Dickson	Director	68
Balakrishnan S. Iyer(3)(4)	Director	58
Christine King(4)	Director	65
D. Scott Mercer(2)(3)	Director	63
Prasad L. Rampalli	Director, President and Chief Executive Officer	60
George D. Wells(2)(3)	Chairman of the Board	79
William M. Zeitler(2)(4)	Director	66

(1)	The Nominating and Governance Committee identifies candidates and recommends to the Board of Directors nominees for membership on the Board. Following the recommendation of the Nominating and Governance Committee, the Board of Directors selects the nominees for election as directors at the Annual Meeting.

(2)	Member of the Nominating and Governance Committee.

(3)	Member of the Audit Committee.

(4)	Member of the Compensation Committee.

Mr. Dickson has served as a director since June 2014. Mr. Dickson served as Executive Vice President and head of Operations of Alcatel-Lucent from May 2010 to January 2012. Mr. Dickson is the former President and Chief Executive Officer of Agere Systems, Inc. (“Agere”), a position he held from August 2000 to October 2005. Prior to joining Agere, Mr. Dickson held positions as the Executive Vice President and Chief Executive Officer of Lucent’s Microelectronics and Communications Technologies Group, Vice President of AT&T Corporation’s integrated circuit business unit, and Chairman and Chief Executive Officer of SHOgraphics, Inc., as well as senior roles with ICL, plc, and Texas Instruments, Inc. Mr. Dickson also serves as a director of Avago Technologies Limited and KLA-Tencor Corporation. Within the past five years, he has served on the board of directors of National Semiconductor Corporation (April 2006 to September 2010), Mettler-Toledo International Inc. (March 2001 to April 2009) and Freescale Semiconductor, Ltd. (May 2012 to July 2013). Mr. Dickson’s qualifications to serve on the Board include his extensive experience in senior management and executive positions in the technology industry and his experience as a director of other public and private companies.

Mr. Iyer has served as a director since June 2003. From October 1998 to June 2003, Mr. Iyer was the Senior Vice President and Chief Financial Officer of Conexant Systems, Inc. (“Conexant”). Prior to October 1998, Mr. Iyer served as the Senior Vice President and Chief Financial Officer of VLSI Technology, Inc. Mr. Iyer has held a number of senior finance positions at Advanced Micro Devices, Inc., a semiconductor company. Mr. Iyer currently serves on the Board of Directors of IHS Inc., Power Integrations, Inc. and Skyworks Solutions, Inc. He also served on the Board of Directors of Conexant from February 2002 to April 2011 and Life Technologies Corp. from July 2001 to February 2014. Mr. Iyer’s experience as an executive officer of companies in the technology industry brings to our Board leadership, strategic and financial experience. His experience as a director at the public companies listed above provides the Board with significant financial expertise with specific application to our industry, as well as a broad understanding of corporate governance topics.

Ms. King has served as a director since April 2013. Ms. King was a director and President and Chief Executive Officer of Standard Microsystems Corporation from October 2008 until August 2012. From September 2001 until March 2008, Ms. King served as President and Chief Executive Officer of AMI Semiconductor, Inc. Prior to that Ms. King spent over 23 years at International Business Machines Corporation (“IBM”) in various management roles, including her last assignment as Vice President of Semiconductor Solutions. Ms. King currently serves on the Board of Directors of Idaho Power Company, Cirrus Logic, Inc. and Skyworks Solutions, Inc. She previously served on the Board of Directors of AMI Semiconductor, Inc. from 2003 until its acquisition by ON Semiconductor Corporation in March 2008, ON Semiconductor Corporation from March 2008 until October 2008, Analog Devices, Inc. from June 2003 to March 2008, and Atheros Communications from April 2008 until its acquisition in May 2011. Ms. King’s senior management and operational experience in a number of technology companies, service as a director at the companies listed above, and knowledge of the semiconductor industry provide our Board with significant financial, strategic, operational and compliance expertise. Ms. King also brings research and development and management experience gained from the executive positions she held at IBM.

Mr. Mercer has served as a director since September 2010. Mr. Mercer was Chairman of the Board of Directors and Chief Executive Officer of Conexant from August 2008 and April 2008, respectively, until April 2011. From November 2005 until April 2008, Mr. Mercer worked as a private investor, and from May 2005 to November 2005, Mr. Mercer served as interim Chief Executive Officer of Adaptec, Inc. Mr. Mercer served as Senior Vice President and Advisor to the Chief Executive Officer from February 2004 through December 2004, and as Senior Vice President and Chief Financial Officer from October 2001 through January 2004, at Western Digital Corporation. From June 2000 to September 2001, Mr. Mercer served as Vice President and Chief Financial Officer of Teralogic, Inc. From June 1996 to May 2000, he held various senior operating and financial positions with Dell Inc. Mr. Mercer currently serves on the Board of Directors of Polycom, Inc. and SanDisk Corporation. He also served on the Board of Directors of Net Ratings, Inc. from January 2001 to June 2007, Adaptec, Inc. from November 2003 to October 2008, SMART Modular Technologies (WWH), Inc. from June 2007 to January 2009, Palm, Inc. from June 2005 to July 2010, and Conexant from May 2003 to April 2011. Mr. Mercer’s senior management and operational experience in a number of technology companies and his service as a director at the companies listed above provide our Board with significant financial, operational and compliance expertise with specific application to our industry, as well as a broad understanding of corporate governance and other topics.

Mr. Rampalli joined us in February 2014 as a member of the Board of Directors and as President and Chief Executive Officer. Prior to joining QLogic, Mr. Rampalli served as Senior Vice President, EMC Solutions Group, and then Senior Vice President, Cross Business Unit Engineering at EMC Corporation (“EMC”), leading EMC’s Solutions transformation and growth enablement since joining EMC in September 2010. Prior to EMC, Mr. Rampalli spent 27 years at Intel Corporation (“Intel”), most recently serving as Vice President, Intel Architecture Group. As the Company’s principal executive officer, Mr. Rampalli is responsible for developing (in conjunction with the other Board members) and executing our business strategies, and he provides the Board with a deep knowledge of all aspects of our business and industry.

Mr. Wells has served as a director since February 1994 and as the Chairman of the Board of Directors since June 2014. Mr. Wells was President and Chief Executive Officer of Exar Corporation, a manufacturer of analog and mixed-signal integrated circuits, from June 1992 until he retired in October 1996. Before joining Exar, Mr. Wells served as President and Chief Operating Officer of LSI Corporation (formerly LSI Logic Corporation), a manufacturer of application-specific integrated circuits, for seven years. Mr. Wells’ experience as a senior executive officer of two companies in the technology industry brings to our Board his leadership, strategic, operational and management experience.

Mr. Zeitler has served as a director since September 2010. Mr. Zeitler has served as a consultant in the technology industry since his retirement from IBM in 2008. Prior to his retirement, Mr. Zeitler spent over 35 years at IBM in various roles, including his last assignment as Senior Vice President and Group Executive — Servers, Storage and Semiconductor Groups of the IBM Systems and Technology Group. Mr. Zeitler brings to the Board leadership, strategic, research and development and management experience gained from his experience in the technology industry and the executive positions held at IBM.

BOARD OF DIRECTORS

Meetings

The Board of Directors held seven meetings during the fiscal year ended March 30, 2014. Each of our directors attended 75% or more of the aggregate of the total number of meetings of the Board of Directors and of the total number of meetings of each committee on which the director was a member. Our directors are encouraged to attend our Annual Meeting each year. Six of the seven directors who stood for election at our 2013 Annual Meeting attended the Annual Meeting either in person or by telephone.

Director Independence

Our Board of Directors currently consists of eight directors, including Mr. Dickson who was appointed to the Board of Directors on June 20, 2014 and Ms. Lewis, who is not standing for reelection. Our Board of Directors has determined that all of its members (except for Mr. Rampalli and former directors Mr. Desai, who passed away in June 2014, and Mr. Biddiscombe, who resigned as President, Chief Executive Officer and a member of the Company’s Board of Directors effective May 17, 2013) who held office during fiscal year 2014 are independent under the requirements set forth in The NASDAQ Stock Market listing standards. In considering the independence of Mr. Dickson, the Board considered that Mr. Dickson serves as a non-employee director of Avago Technologies Limited, the parent company of one of our suppliers. Our Board of Directors determined that, because of the nature of Mr. Dickson’s relationship and that the aggregate payments we make to the supplier are less than 1.2% of the other company’s annual gross revenues for its most recently completed fiscal year, the relationship does not interfere with Mr. Dickson’s exercise of independent judgment in carrying out his responsibilities as a director of the Company.

Communications with Board of Directors

You may communicate with any director, the entire Board of Directors, or any committee of the Board, by sending a letter to the director, the Board or the committee addressed to: Board of Directors, c/o Chairman of the Board — QLogic Corporation, 26650 Aliso Viejo Parkway, Aliso Viejo, California 92656. The Chairman of the Board or his designee will review all letters, categorize them, and forward them to the appropriate parties.

Board Leadership Structure; Executive Sessions of Our Independent Directors

The Board believes it is important to select its Chairman of the Board and the Company’s Chief Executive Officer (“CEO”) in the manner it considers in the best interests of the Company at any given point in time. The members of the Board possess considerable business experience and in-depth knowledge of the issues the Company faces, and are therefore in the best position to evaluate the needs of the Company and how best to organize the Company’s leadership structure to meet those needs. Accordingly, the Chairman and CEO positions may be filled by one individual or by two different individuals, and the Chairman may be a Company insider or an independent director.

On June 9, 2014, we announced the passing of Mr. Desai, who served as the Company’s Chairman of the Board for the last 15 years. Following Mr. Desai’s passing, the Board appointed Mr. Wells as Chairman of the Board. As noted above under “Director Independence,” Mr. Wells is independent under the requirements set forth in The NASDAQ Stock Market listing standards. Mr. Rampalli serves as our President and CEO.

Effective as of May 17, 2013, Mr. Biddiscombe resigned as President and CEO of the Company, and as a member of the Company’s Board of Directors. The Company then formed a search committee, led by independent director William M. Zeitler, to pursue the hiring of a permanent CEO. During the search for a permanent CEO, Ms. Hu, QLogic’s Senior Vice President and Chief Financial Officer (“CFO”), served as CEO on an interim basis. On December 9, 2013, QLogic announced that Mr. Rampalli would join the Company as its President and CEO, and would also be appointed to the Company’s Board of Directors, effective on his first day of employment, which was February 3, 2014.

Committees

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Governance Committee.

The Audit Committee.    Balakrishnan S. Iyer (Chairperson), Kathryn B. Lewis, D. Scott Mercer and George D. Wells are the current members of the Audit Committee. Ms. Lewis is not standing for reelection and her service on the Audit Committee will end at our Annual Meeting. Our Board of Directors has determined that each member of the Audit Committee meets the independence requirements of The NASDAQ Stock Market listing standards, and that Messrs. Iyer, Mercer and Wells are “audit committee financial experts” as defined by rules adopted by the SEC. The Audit Committee held nine meetings during the fiscal year ended March 30, 2014. The Audit Committee operates under a written charter, which is available on our website at http://ir.qlogic.com. The Audit Committee selects, engages and reviews the performance of our independent registered public accounting firm each year. In addition, the Audit Committee approves non-audit services and fees to be paid to the independent registered public accounting firm. The Audit Committee reports to our Board of Directors with respect to auditing and accounting matters.

The Compensation Committee.    Christine King (Chairperson), Balakrishnan S. Iyer, Kathryn B. Lewis and William M. Zeitler are the current members of the Compensation Committee. Ms. Lewis is not standing for reelection and her service on the Compensation Committee will end at our Annual Meeting. She served as the Chairperson of the Compensation Committee until March 1, 2014, at which time she was succeeded by Ms. King. Our Board of Directors has determined that each member of the Compensation Committee meets the independence requirements of The NASDAQ Stock Market listing standards. The Compensation Committee held fifteen meetings during the fiscal year ended March 30, 2014. The Compensation Committee reviews the performance of our executive officers, establishes the compensation of our executive officers and reviews the compensation programs for other key employees, including salary and cash incentive payment levels and stock-based compensation awards under our equity compensation plans. The Compensation Committee operates under a written charter, which is available on our website at http://ir.qlogic.com. For a description of the Compensation Committee’s processes and procedures for the consideration and determination of executive compensation, please see the “Compensation Discussion and Analysis” below.

The Nominating and Governance Committee.    George D. Wells (Chairperson), D. Scott Mercer and William M. Zeitler are the current members of the Nominating and Governance Committee. Our Board of Directors has determined that each member of the Nominating and Governance Committee meets the independence requirements of The NASDAQ Stock Market listing standards. The Nominating and Governance Committee held five meetings during the fiscal year ended March 30, 2014. The Nominating and Governance Committee’s principal functions are to identify prospective director nominees and recommend to our Board of Directors nominees for membership on the Board of Directors, to develop and recommend to our Board of Directors the governance principles applicable to the Board of Directors, to oversee the assessment of our Board of Directors, to recommend to our Board of Directors nominees for each committee, and to establish and periodically review compensation for non-employee directors. The Nominating and Governance Committee evaluates the performance of each Board member individually, the Board as a whole, and each committee on an annual basis, and reviews this information with the full Board of Directors. Following that review, the Nominating and Governance Committee considers the effectiveness of each Board member individually, the Board as a whole, and each committee when deciding whether to re-nominate current Board members. The Company does not have a formal policy with regard to the consideration of diversity in identifying director nominees, but the Nominating and Governance Committee strives to nominate directors with a variety of complementary skills so that, as a group, our Board of Directors will possess the appropriate talent, skills, and expertise to oversee the Company’s business. The Nominating and Governance Committee expects normally to be able to identify from its own resources the names of qualified director nominees, but it will accept from stockholders recommendations of individuals to be considered as nominees. Additionally, the Nominating and Governance Committee has in the past used and may continue to use the services of third party search firms to assist in the identification of appropriate candidates. Any stockholder wishing to propose a nominee for consideration by the Nominating and Governance Committee should submit a recommendation in writing to the Secretary of the Company at our principal executive office in accordance with the procedures set forth below. The Nominating and Governance Committee operates under a written charter, which is available on our website at http://ir.qlogic.com. In addition, the Nominating and Governance Committee has adopted a Corporate Governance Policy that is also available on our website at http://ir.qlogic.com.

A stockholder may submit the name of a director candidate for consideration by the Nominating and Governance Committee by writing to the Secretary of the Company at the address set forth on the cover of this Proxy Statement. The stockholder must submit the following information in support of the candidate: (a) the name, address and telephone number of the stockholder recommending the candidate; (b) a representation that the stockholder submitting the recommendation is a stockholder of record or beneficial owner of shares of stock of the Company; (c) the name and address of the candidate; (d) a description of any arrangement or understanding between the stockholder and the candidate and any other person or persons regarding the submission of the candidate’s name for consideration; (e) such other information regarding the candidate as the Company would be required to include in a proxy statement filed pursuant to the proxy rules of the SEC if the Board were to nominate the candidate for election as a director; (f) the consent of the candidate to be identified to the Board as a candidate for consideration and to be identified in the proxy; and (g) the agreement of the candidate to serve on the Board if elected. The Nominating and Governance Committee may request any additional information that it deems relevant in evaluating the background and experience of any candidate.

In evaluating a director candidate, the Nominating and Governance Committee will consider the candidate’s independence, character, corporate governance skills and abilities, business experience, training and education, commitment to performing the duties of a director, and other skills, abilities or attributes that fill specific needs of the Board or its committees. The Nominating and Governance Committee will use the same criteria in evaluating candidates suggested by stockholders as for candidates suggested by other sources.

Risk Oversight

Management has primary responsibility for identifying and managing risks to the Company, while our Board of Directors has overall responsibility for oversight of such risks, with a focus on the most significant risks facing the Company. We believe that risk is inherent in innovation and the pursuit of long-term growth opportunities. With the oversight of our Board of Directors, the Company has implemented practices and programs designed to help manage risks and to align risk-taking appropriately with our efforts to increase stockholder value. At the beginning of each fiscal year, management and the Board jointly review the strategic goals of the Company and associated risks. The risks are prioritized and response strategies for managing those risks developed. The Board also reviews whether the existing risk oversight framework continues to be appropriate for the Company. Throughout the year, the Board and the committees to which the Board has delegated responsibility dedicate a portion of their meetings to review and discuss specific risk topics in greater detail. For example, strategic and operational risks are presented and discussed at regularly scheduled Board meetings and at presentations to the Board and its committees by executive management.

Although the Board has delegated responsibility for the oversight of specific risks to Board committees, the Board is kept informed of each committee’s risk oversight via regular reports of the committee chairs to the full Board. Risk oversight is delegated to Board committees as follows:

•

The Audit Committee oversees our risks relating to financial reporting, investments, capital structure and compliance, as well as the guidelines, policies and processes for monitoring and mitigating those risks.

•

The Compensation Committee oversees risks associated with the Company’s annual incentive plan, the compensation of executive management, and the effect the compensation structure may have on business decisions. (For more information on the Compensation Committee’s assessment of risk and our compensation program, please see the “Risk Considerations” section of the “Compensation Discussion and Analysis” below.)

•	The Nominating and Governance Committee oversees risks related to the Company’s governance structure and the evaluation of individual board members and committees.

The Board’s risk oversight process builds upon management’s enterprise-wide risk management processes, which include identification and on-going monitoring of various risks, including those associated with long-term strategy and business operations, regulatory and legal compliance, information technology and security, and financial reporting.

Executive Officer and Director Stock Ownership Guidelines

The Board has adopted stock ownership guidelines to further align the interests of the Company’s named executive officers and directors with the interests of its stockholders. These guidelines are described below.

The Company’s CEO is required to own shares of the Company’s common stock with a value equal to at least three times his or her annual base salary, and each other named executive officer is required to own shares of the Company’s common stock with a value equal to at least one times his or her annual base salary. Shares of the Company’s common stock subject to outstanding unexercised stock options and unvested RSUs held by an executive officer do not count towards satisfaction of these guidelines. This ownership guideline is initially calculated using the applicable base salary as of the later of the date these guidelines were adopted (May 23, 2012) or the date the individual first became subject to these guidelines as a named executive officer. The stock ownership guideline for each individual will be determined on an annual basis as of the first trading day of each fiscal year, and will be based on the applicable base salary in effect on such date and the closing price of a share of the Company’s common stock on such date. Named executive officers are required to achieve the applicable level of ownership within five years of the later of May 23, 2012 or the date the person was initially designated a named executive officer of the Company.

Non-employee directors are required to own shares of the Company’s common stock with a value equal to at least three times the annual cash retainer paid to our non-employee directors for service on the Board (excluding additional committee retainers and any extra meeting fees). Shares of the Company’s common stock subject to outstanding unexercised stock options and unvested RSUs held by a non-employee director do not count towards satisfaction of these guidelines. This ownership guideline is initially calculated using the annual cash retainer for service as a director (but not including amounts associated with service as a Lead Director or Committee or Chair service) on the date the individual first became subject to these guidelines as a non-employee director. The stock ownership guideline will be determined on an annual basis as of the first trading day of each fiscal year, and will be based on the applicable annual Board cash retainer in effect on such date and the closing price of a share of the Company’s common stock on such date. Non-employee directors are required to achieve this level of ownership within five years of the later of May 23, 2012 or the date the individual first became a non-employee member of the Board.

In addition to the above stock ownership guidelines, we have adopted an Insider Trading Policy available on our website at http://ir.qlogic.com that restricts employees, executive officers and directors from engaging in any of the following activities with respect to the securities of the Company:

•	Purchases on margin (where money is borrowed to make the purchase);

•	Short sales;

•	Buying or selling puts or calls;

•

Hedging or monetization transactions, such as zero-cost collars and forward sale contracts, that allow an employee to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential upside appreciation in the stock; or

•	Holding Company securities in a margin account or pledging Company securities as collateral for a loan without adequate financial resources to prevent a forced sale.

As of March 30, 2014, no directors or named executive officers held pledged Company securities.

Compensation of Directors — Fiscal Year 2014

The following table presents information regarding the compensation earned for fiscal year 2014 by our directors who are not employed by us or any of our subsidiaries (the “non-employee directors”). The compensation paid to Mr. Rampalli and former directors Messrs. Desai and Biddiscombe, who were also employees of the Company during fiscal year 2014, is presented in the Summary Compensation Table below and the related tables. Messrs. Rampalli, Desai and Biddiscombe did not receive any additional compensation for their services as directors during fiscal year 2014.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($)(1)(2)(3) (c)	Option Awards ($)(1)(2)(3) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Balakrishnan S. Iyer	87,000	80,498	34,502	—	—	—	202,000
Christine King(4)	59,500	125,438	110,900	—	—	—	295,838
Kathryn B. Lewis	85,000	80,498	34,502	—	—	—	200,000
D. Scott Mercer	69,000	80,498	34,502	—	—	—	184,000
George D. Wells	94,000	80,498	34,502	—	—	—	209,000
William M. Zeitler	67,000	80,498	34,502	—	—	—	182,000

(1)	The amounts reported in Columns (c) and (d) of the table above reflect the fair value on the grant date of the stock awards and option awards, respectively, granted to our non-employee directors during fiscal year 2014 as determined under the principles used to calculate the grant date fair value of equity awards for purposes of our financial statements. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see the discussion of stock awards and option awards contained under the section entitled “Stock-Based Compensation — Stock-Based Compensation Expense” on page 63 of the Company’s Annual Report on Form 10-K for fiscal year 2014 filed with the SEC on May 23, 2014.

(2)	The following table presents the number of shares of the Company’s common stock subject to outstanding unvested stock awards and outstanding and unexercised option awards held by each of our non-employee directors as of March 30, 2014:

Director	Number of Unvested Restricted Stock Units (RSUs) as of March 30, 2014	Number of Shares Subject to Outstanding Options as of March 30, 2014
Balakrishnan S. Iyer	7,149	174,662
Christine King	11,702	27,343
Kathryn B. Lewis	7,149	112,662
D. Scott Mercer	7,149	71,076
George D. Wells	7,149	134,662
William M. Zeitler	7,149	71,076

(3)	As described below, we granted to each of Messrs. Iyer, Mercer, Wells and Zeitler, and to Ms. Lewis, an award of 7,149 RSUs and an option to purchase 8,005 shares of the Company’s common stock, and to Ms. King, an award of 2,259 RSUs and an option to purchase 2,529 shares of the Company’s common stock, on August 22, 2013, the date of our 2013 Annual Meeting. On the grant date, each of the RSU awards granted to Messrs. Iyer, Mercer, Wells and Zeitler and to Ms. Lewis had a value of $80,498 and each of the stock options granted to Messrs. Iyer, Mercer, Wells and Zeitler and to Ms. Lewis had a value of $34,502. On the grant date, the RSU award granted to Ms. King had a value of $25,436 and the stock option granted to Ms. King had a value of $10,900. Ms. King was appointed to the Board on April 29, 2013 and was therefore eligible for a prorated equity award at the 2013 Annual Meeting. In connection with her appointment to the Board, Ms. King also received an award of 9,443 RSUs (with a grant date fair value of $100,001) and an option to purchase 24,814 shares (with a grant date fair value of $100,000).

(4)	Ms. King joined the Board in April 2013.

Director Compensation

Compensation for our non-employee directors is determined and periodically reviewed by the Nominating and Governance Committee, and during fiscal year 2014 consisted of a cash retainer, fees for attending meetings in excess of a specified number, and equity awards.

Annual Retainer Fees and Meeting Fees.    For fiscal year 2014, each of our non-employee directors received an annual retainer for serving as a member of the Board and additional annual retainer fees for serving as the chair and/or a member of one or more committees of the Board as set forth below. These annual fees were paid in equal quarterly installments.

Board member retainer	$49,000
Lead Director	$20,000
Audit Committee Chair	$25,000
Audit Committee member	$15,000
Compensation Committee Chair	$18,000
Compensation Committee member	$10,000
Nominating and Governance Committee Chair	$10,000
Nominating and Governance Committee member	$5,000

For each meeting of the Board in excess of nine per fiscal year, the non-employee directors receive an additional fee of $1,500 for attendance in person and $750 for participation by telephone. For each Audit Committee meeting in excess of twelve per fiscal year, each Compensation Committee meeting in excess of ten per fiscal year, and each Nominating and Governance Committee meeting in excess of six per fiscal year, committee members (including committee chairs) receive an additional fee of $1,000 for attendance in person and $500 for participation by telephone. During fiscal year 2014, there were seven meetings of the Board of Directors, nine meetings of the Audit Committee, fifteen meetings of the Compensation Committee, and five meetings of the Nominating and Governance Committee.

Directors who are employees of QLogic receive no additional compensation for serving on the Board of Directors. Directors are entitled to reimbursement for out-of-pocket expenses in connection with attendance at all Board and committee meetings.

The Nominating and Governance Committee reviewed the cash compensation for our non-employee directors in May and June 2014 and made the following changes. The additional annual retainer fee for serving as a chair of the Compensation Committee was increased to $25,000, effective July 1, 2014. The additional annual retainer fee for a non-employee Chairman of the Board was set at $35,000. As the current Chairman of the Board and an independent director, Mr. Wells will receive the additional annual retainer fee for serving as non-employee Chairman of the Board, but he will no longer be eligible to receive an annual retainer fee for serving as Lead Director. No other changes were made to the retainers, fees or meeting thresholds set forth in the preceding paragraphs.

Stock Awards.    The Board has adopted a director grant program under the QLogic Corporation 2005 Performance Incentive Plan, as amended (the “2005 Plan”), which provides for awards to our non-employee directors to be determined by reference to the equity compensation for non-employee directors of our compensation peer group. The Nominating and Governance Committee reviews the compensation for our non-employee directors every other year and reviewed non-employee director compensation in June 2012 and again in May 2014. The peer group is the same compensation peer group used by the Compensation Committee to evaluate executive compensation (as identified in the “Compensation Discussion and Analysis” below). The director grant program is intended to more closely align non-employee director compensation with the philosophy used in establishing compensation for our executive officers.

Under the director grant program, the number of shares of the Company’s common stock granted to each non-employee director reelected at the 2013 Annual Meeting was generally determined as follows:

•

The grant date value of the equity securities awarded annually to the non-employee directors of each of the compensation peer group companies was determined (with options being valued using a Black-Scholes model). Target grant date values from the June 2012 non-employee director compensation review were then determined for our non-employee directors.

•

The target grant date values so determined were allocated so that 70% of the grant date value was delivered in the form of RSU awards and 30% of the grant date value was delivered in the form of stock options (valued using the Black-Scholes model used by the Company in valuing its options for financial statement purposes).

The director grant program also provides that grants made to non-employee directors upon their initial election or appointment to the Board are determined in a similar manner, with a target grant date value generally determined at the same percentile of the awards made by the compensation peer group to their newly elected or appointed non-employee directors that was used to determine the most recent annual awards to our non-employee directors. This value is then allocated so that 50% of the grant date value is delivered in the form of RSU awards and 50% of the grant date value is delivered in the form of stock options (instead of the allocation of 70% of the grant date value to RSU awards and 30% to stock options in the case of the annual awards).

The per share exercise price of each stock option granted to our non-employee directors equals the fair market value of a share of the Company’s common stock on the grant date. For these purposes, the fair market value is equal to the closing price of a share of the Company’s common stock on the applicable grant date. These stock options have maximum ten-year terms. RSU awards are settled in an equivalent number of shares of the Company’s common stock upon vesting. For awards made to non-employee directors upon their initial election or appointment to the Board, stock options and RSU awards generally vest in annual installments over a three-year period following the date the award is granted if the director is still a member of our Board on the applicable vesting date. For annual equity award grants to non-employee directors, stock options and RSU awards vest as to the total number of shares of the Company’s common stock subject to the award upon the earlier of (i) the day prior to the annual meeting of the Company’s stockholders that occurs in the calendar year following the calendar year in which the award is granted or (ii) the first anniversary of the date of grant.

The Board or a designated committee of the Board has the discretion to modify the program for determining award grants for non-employee directors from time to time without stockholder approval.

On August 22, 2013 (the date of the 2013 Annual Meeting), in accordance with the director grant program provisions described above, we granted an option to purchase 8,005 shares of the Company’s common stock at a per share exercise price of $11.26 and an award of 7,149 RSUs to each of Messrs. Iyer, Mercer, Wells and Zeitler, and to Ms. Lewis, and an option to purchase 2,529 shares of the Company’s common stock at a per share exercise price of $11.26 and an award of 2,259 RSUs to Ms. King. Ms. King was appointed to the Board on April 29, 2013 and was therefore eligible for a prorated equity grant at the 2013 Annual Meeting. In connection with her appointment to the Board, Ms. King also received an option to purchase 24,814 shares of the Company’s common stock at a per share exercise price of $10.59 and an award of 9,443 RSUs.

In May 2014, the Nominating and Governance Committee reviewed the director grant program for our non-employee directors and made the following changes. Beginning with the 2014 Annual Meeting, awards made at the Annual Meeting will be entirely in the form of RSUs. The Nominating and Governance Committee also adopted a fixed cap on the number of shares of the Company’s common stock that will be issued in connection with this award. If the fair market value of a share of the Company’s common stock on the applicable grant date is less than $10.00 per share, then the target grant date value will be divided by $10.00, rather than the fair market value of a share of the Company’s common stock, to determine the exact number of shares subject to each RSU award. For example, if the Company’s closing stock price on the date of the 2014 Annual Meeting is $9.00, in order to determine the applicable number of RSUs awarded to each director we would divide the target date grant value of $150,000 by $10.00, for an award of 15,000 RSUs. Without the fixed cap, we would have divided the target date grant value of $150,000 by $9.00, for an award of 16,667 RSUs. No changes were made to the vesting terms discussed above.

The Nominating and Governance Committee has established target grant date values under the director grant program for grants of RSU awards to be made to our non-employee directors who are reelected at the 2014 Annual Meeting. The target grant date value for the awards to continuing non-employee directors is $150,000 (which was at the 50th percentile of the compensation peer group) and will be 100% in the form of RSU awards as noted above. The exact number of shares of the Company’s common stock to be subject to each RSU award will be determined based on the closing price of the Company’s common stock on the date of the 2014 Annual Meeting, subject to the fixed cap described above.

EXECUTIVE OFFICERS

The following table and paragraphs set forth the names of and certain information concerning our current executive officers:

Name	Position with QLogic	Age
Prasad L. Rampalli	Director, President and Chief Executive Officer	60
Jean Hu	Senior Vice President and Chief Financial Officer	51
Anthony E. Carrozza	Senior Vice President, Worldwide Sales	59
Roger J. Klein	Senior Vice President and General Manager, Fibre Channel Products	63

For information on the business background of Mr. Rampalli, see “Proposal One — Election of Directors” above.

Ms. Hu joined us in April 2011 as Senior Vice President and Chief Financial Officer, and also served as our interim CEO from May 2013 to February 2014. Previously, Ms. Hu served as Chief Financial Officer and Senior Vice President, Business Development, of Conexant from December 2008 until April 2011. She served as Treasurer of Conexant from June 2009 until April 2011. From February 2006 to December 2008, Ms. Hu served as Senior Vice President, Strategy and Business Development, and from February 2004 to February 2006, as Vice President, Strategy and Business Development, at Conexant. Prior to February 2004, Ms. Hu held various positions in financial planning, strategy and corporate development at Conexant and its predecessor company, Rockwell International Corporation.

Mr. Carrozza joined us in July 2014 as Senior Vice President, Worldwide Sales. Previously, he served as Executive Vice President of Worldwide Sales at Silicon Graphics International Corp. (“SGI”) from May 2013 to August 2013. Prior to that, Mr. Carrozza served as Executive Vice President of Field Operations at SGI from November 2011 to May 2013, and in various executive leadership positions overseeing SGI’s sales organization from March 2008 through November 2011. Prior to joining SGI, Mr. Carrozza was with Neterion, Inc. from December 2006 to February 2008 as Vice President, Sales. From June 1987 to December 2006, Mr. Carrozza was with Quantum Corporation (“Quantum”). When Mr. Carrozza left Quantum, he held the title of Senior Vice President, Worldwide Sales.

Mr. Klein joined us in February 2001 and has held a variety of field marketing and business unit marketing positions. He was promoted to Vice President, General Manager, Computer Systems Group, in August 2006, to Vice President, General Manager, Host Solutions Group, in February 2007, to Senior Vice President and General Manager, Host Solutions Group, in May 2009, to Senior Vice President and General Manager in June 2013, and to Senior Vice President and General Manager, Fibre Channel Products in June 2014. From 1997 to January 2001, Mr. Klein held various positions at CMD Technology, most recently as Vice President, Marketing. Prior to 1997, Mr. Klein held various positions at Unisys Corporation and Burroughs Corporation.

Code of Ethics

We have adopted and implemented a Business Ethics Policy (the “Code of Ethics”) that applies to all Company employees, officers and directors. The Code of Ethics operates as a tool to help our employees, officers and directors understand and adhere to the high ethical standards we expect. The Code of Ethics is available on our website at http://ir.qlogic.com. Stockholders may also obtain copies at no cost by writing to the Secretary of the Company.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis describes our executive compensation program and key compensation actions and decisions for fiscal year 2014. The primary focus of this section of our proxy statement is to explain the compensation decisions that were made for fiscal year 2014 with respect to our executive officers identified in the Summary Compensation Table below (referred to in this proxy statement as the “named executive officers”).

Executive Summary

Compensation Philosophy

We believe that a significant portion of the compensation of our named executive officers should be directly tied to our performance. Incentive award payments are determined based on achievement of financial goals for the fiscal year as well as performance objectives that we believe contribute to our longer-term success. Equity awards granted to our named executive officers align the interests of these executive officers with the interests of our stockholders as the ultimate value of the award depends on the value of the Company’s common stock.

Highlights of Fiscal Year 2014 Compensation Program

Our executive compensation program is designed to attract, retain and motivate a highly-skilled and dedicated management team to execute our business objectives. Key compensation decisions for fiscal year 2014 and important features of our executive compensation program include the following:

•

CEO Compensation Package.    Prasad L. Rampalli joined us as our new President and CEO on February 3, 2014. In connection with selecting Mr. Rampalli as our new CEO, the Compensation Committee negotiated and approved a compensation package that is described below (see “Fiscal Year 2014 Executive Compensation Decisions — Management Transition”). The Compensation Committee worked with its outside compensation consultant to design a competitive, market-based compensation package appropriate for a senior executive with Mr. Rampalli’s skill and experience as described below. In determining the equity portion of Mr. Rampalli’s compensation package, the Compensation Committee thought it was important that at least 50% of his “new hire” equity award consist of RSUs that vest based on our total stockholder return (“TSR”) over a three-year period, measured relative to the TSR for the NASDAQ Composite Index over that period as described in more detail below, to further align his interests with those of our stockholders.

•

Executive Chairman Employment Agreement.    At the time that we announced the selection of our new CEO, we also entered into a new employment agreement with Mr. Desai, our former Executive Chairman who passed away in June 2014. His prior employment agreement had expired and the Compensation Committee wanted to ensure that Mr. Desai’s services as an executive officer would continue until Mr. Rampalli joined us and for a specific transition period after his arrival. This employment agreement would have expired on March 29, 2015 (the last day of our fiscal year 2015) and contained terms that were similar to his prior employment agreement. Mr. Desai also received a new equity award to provide an additional retention incentive and further align his interests with those of our stockholders. For a description of this employment agreement, see “Fiscal Year 2014 Executive Compensation Decisions — Management Transition.”

•

Increased Emphasis on Performance-Based Equity Awards.    For fiscal years 2014 and 2015, a significant portion of the equity compensation program for the senior management team consisted of RSUs that vest based on our TSR over a multi-year period against the TSR of the NASDAQ Composite Index for that period. For fiscal year 2014, these grants constituted 40% of each executive’s total annual grant and covered a two-year performance period, and for fiscal year 2015, these grants constituted 50% of each executive’s total annual grant and covered a three-year performance period. In addition, the Compensation Committee determined for these two fiscal years to target equity compensation at the median of the market (as opposed to the 60th percentile of market targeted for fiscal year 2013). Beginning with the market-

based equity award to Mr. Rampalli in February 2014, the Compensation Committee also increased the minimum threshold below which no market-based equity awards would be earned from 50% relative TSR performance to 70% relative TSR performance as described below. The Compensation Committee believes that these changes over the last two fiscal years in the equity compensation for our senior executives are consistent with market trends and best practices.

•

No Base Salary Increases.    After considering the challenges faced by the Company in meeting its fiscal year 2013 revenue and profit targets, the Compensation Committee decided not to grant any fiscal year 2014 base salary increases to our senior management team, which includes the named executive officers.

•

Annual Incentive Plan.    Annual cash incentive award payments to the named executive officers are based on multiple performance objectives and are subject to maximum amounts that may be awarded to each executive officer. No bonuses are paid under the plan if threshold performance levels are not achieved. Incentive awards to named executive officers under the plan for fiscal year 2014 ranged between 74% and 111% of the executive’s target award. We believe these payout levels reflect performance during the fiscal year and are consistent with our pay-for-performance philosophy.

•

Stock Ownership Guidelines.    Under our stock ownership guidelines, our CEO is required to own three times his or her annual base salary in shares of the Company’s common stock, other named executive officers are required to own one times their annual base salary in shares of the Company’s common stock and non-employee directors are required to own three times their annual board retainer in shares of the Company’s common stock, in each case such ownership to be achieved over a five-year period. See “Board of Directors — Executive Officer and Director Stock Ownership Guidelines” for more information.

•

Change in Control Agreements.    We maintain change in control severance agreements with our named executive officers (except for Messrs. Desai and Biddiscombe) which provide severance payments and benefits only on a “double trigger” basis (i.e. the occurrence of both a change of control and involuntary termination of the executive’s employment). The occurrence of a change in control alone does not trigger any benefits under these agreements.

•

No Tax Gross-Ups.    None of our agreements with senior executives provide for tax gross-up payments (including, but not limited to, tax liabilities for parachute payments imposed under Sections 280G and 4999 of the Internal Revenue Code).

•

Compensation Recovery Policy.    We maintain a compensation recovery (“clawback”) policy applicable to senior level employees, including our named executive officers, that permits us to recoup from culpable employees certain previously paid compensation in the event of a financial restatement.

Fiscal Year 2014 Executive Compensation Decisions

Management Transition

Employment Package for CEO

In connection with Mr. Rampalli becoming the Company’s CEO in February 2014, he received an employment package that consisted of: (i) $600,000 annual base salary; (ii) target annual incentive opportunity equal to 100% of his base salary; (iii) a $250,000 sign-on bonus; (iv) a $250,000 relocation package; and (v) an equity award consisting of 250,000 time-based RSUs and 250,000 market-based RSUs (assuming a target level of performance). The time-based RSUs vest in equal annual installments over four years. The market-based RSUs are earned based on the relative performance of the Company’s TSR to the TSR for the NASDAQ Composite Index over a three-year period, with the percentage of the target number of units that will be credited based on performance determined as follows:

Company TSR Relative to Nasdaq Composite Index TSR	Percentage of Target Market- Based RSUs Credited
Less Than 70%	0%
70%	25%
100%	100%
150% or Higher	200%

None of the market-based RSUs will be eligible to vest if the Company’s relative TSR for the three-year period is less than 70% of the NASDAQ Composite Index TSR for that period. These RSUs will be credited on a prorated basis for performance between the levels stated in the table above. The maximum number of RSUs that may vest is 200% of the target number. The market-based RSUs will be settled at the end of the three-year measurement period. Mr. Rampalli was not eligible for, and did not receive, an equity award during the regular annual equity award cycle in May 2014. The sign-on bonus and relocation package are both subject to repayment by Mr. Rampalli if he voluntarily terminates his employment or if he is terminated by us for cause within applicable periods. The Compensation Committee worked with its outside compensation consultant to design a competitive, market-based compensation package appropriate for a senior executive with Mr. Rampalli’s skill and experience. The consultant reviewed Mr. Rampalli’s compensation package with his former employer and provided summary benchmarking data on technology companies with annual revenues between $211 million and $1.3 billion that had hired a new CEO during the last three years as well as information on CEO compensation for the regular peer group used by the Compensation Committee for executive compensation benchmarking as identified below. The Compensation Committee considered each of these data points in proposing a compensation package for Mr. Rampalli and determined that the final employment package negotiated with him provided appropriate retention and performance incentives.

Executive Chairman Employment Agreement

At the time that we announced the appointment of our new CEO in December 2013, we also entered into an employment agreement with Mr. Desai, our former Executive Chairman who passed away in June 2014. His prior employment agreement had expired and the Compensation Committee wanted to ensure that Mr. Desai’s services as an executive officer would continue until Mr. Rampalli joined the Company and for a transition period after his arrival. The employment agreement started on December 4, 2013 and would have expired on March 29, 2015 (the last day of our fiscal year 2015). The new employment agreement continued the terms of Mr. Desai’s prior employment agreement in terms of base salary and target annual incentive opportunity. The employment agreement also provided for an award of 136,636 RSUs that vest in four equal annual installments, subject to Mr. Desai’s continued employment or service. In connection with this equity award, the agreement provided that Mr. Desai would not be eligible for an equity award during the regular annual equity award cycle in May 2014. Provisions of Mr. Desai’s agreement relating to post-termination employment benefits are discussed below under “Potential Payments Upon Termination or Change in Control.” Pursuant to the terms of his employment agreement, upon his death Mr. Desai’s estate became entitled to payment of any base salary that had accrued but not been paid, including accrued and unpaid vacation time. Under the terms of the 2005 Plan, Mr. Desai’s beneficiaries have 12 months from the date of his death to exercise any vested stock options. All unvested RSUs and stock options terminated as of June 8, 2014.

Executive Compensation Programs

Under our fiscal year 2014 executive compensation program, our named executive officers primarily received a base salary and were eligible to receive annual cash incentives and equity awards.

Base Salary

Base salaries are used to attract, motivate and retain highly qualified executive officers. Base salary, which is determined by the level of responsibility, experience in the position, expertise of the executive officer, and competitive market conditions, is the primary fixed cash compensation component in the executive pay program.

In May 2013, the Compensation Committee decided not to grant any fiscal year 2014 base salary increases to the senior management team (which included the Executive Chairman, the CEO and the officers reporting to the CEO) after consideration of the factors noted above. The base salaries paid to our named executive officers for fiscal year 2014 are set forth in the Summary Compensation Table below.

Annual Cash Incentive

Our annual cash incentive program is a variable element of our executive compensation program designed to reward executives for achieving key operational and financial goals that we believe will provide the foundation for creating longer-term stockholder value. At the beginning of each year, the Compensation Committee approves specific performance goals for the upcoming year for purposes of our annual cash incentive plan. In addition to traditional financial measures of corporate performance, such as revenue and profit, the Compensation Committee has emphasized other indicators of performance, including design wins, customer satisfaction and other company operational objectives, and approves associated weightings for each objective.

The Compensation Committee believes that the design of the annual cash incentive plan provides an appropriate mix of short-term and long-term goal achievement in an industry typified by long product development cycles. For example, the use of design wins as a performance measure provides management with short-term, measurable goals that may lead to long-term success for the Company. In order for the Company to offer a product to an OEM customer, the product must first receive a design win from the customer. The product then goes through a rigorous testing and qualification process with the customer prior to the product’s commercial release. In many cases, this testing and qualification process can take up to twenty-four months following the award of a design win. Upon commercial release of the product, the product will begin to generate revenues for the Company, thereby contributing to the Company’s long-term success.

For fiscal year 2014, the Compensation Committee determined that no cash incentives would be paid under the program unless the Company achieved a threshold revenue goal for the year. Payment of the annual cash incentive to the named executive officers was conditioned upon QLogic achieving at least $368.1 million in revenue for fiscal year 2014. The minimum revenue target for fiscal year 2014 was achieved and, accordingly, the named executive officers were eligible to receive annual cash incentives for the fiscal year. Cash incentives under the program for each executive were also capped at 150% of the executive’s target incentive award. Under the program, the total annual incentive pool for all participants in the program was also capped at 12% of non-GAAP earnings before interest and taxes. For these purposes, non-GAAP income is calculated as the Company’s income from continuing operations as determined under generally accepted accounting principles, as adjusted to exclude certain items such as stock-based compensation expense, amortization of acquisition-related intangible assets, special charges and certain income tax items. We believe that excluding these items is appropriate as they are not indicative of the Company’s on-going core operating performance.

The Compensation Committee approved a target incentive level for each of the named executive officers (other than Mr. Biddiscombe) for fiscal year 2014. The target incentive for Mr. Desai was 100% of his base salary, and the target incentives for Ms. Hu and Messrs. Klein and Crawford were 65% of the executive’s base salary. The Compensation Committee also determined that Mr. Rampalli would be eligible for an incentive for fiscal year 2014, with his target incentive being 100% of his base salary and his incentive being prorated based on his period of employment during the fiscal year. Mr. Biddiscombe left the Company in May 2013 and as a result was not eligible for an award under the fiscal year 2014 annual incentive plan.

For the named executive officers, pre-established corporate objectives make up 75% of the annual cash incentive opportunity, while the remaining 25% of the annual cash incentive opportunity is determined by the Compensation Committee’s assessment of the executive’s individual contributions towards achieving certain corporate initiatives (identified below and referred to as “Company Goals”). The corporate objectives are broken up into targets related to corporate revenue, corporate profit, design wins and customer satisfaction. The Compensation Committee determines the percentage of the goal achieved for each corporate objective for purposes of incentive plan payouts. For purposes of the fiscal year 2014 annual cash incentive plan payouts, the Compensation Committee approved the following levels of achievement for fiscal year 2014 for the corporate objectives and Company Goals:

Annual Incentive Plan Performance Metrics

Performance Metric	Weighting	Fiscal Year 2014 Achievement	Target/Actual
Revenue	30%	30.26%	$460.1M/$460.9M
Profit	20%	26.63%	$91.0 M/$103.0M
Design Wins(1)	20%	13.33%	14 out of 21
Customer Satisfaction(1)	5%	4.25%	N/A
Company Goals(2)	25%	27.31%	N/A

(1)	At the beginning of fiscal year 2014, the Compensation Committee approved a list of major targeted design wins which becomes the denominator in the calculation of achievement and the design wins achieved throughout the fiscal year becomes the numerator for measuring this performance metric. In order for the Company to offer a product to an OEM customer, the product must first receive a design win from the customer. The Company does not publicly disclose detailed information regarding design wins and customer satisfaction performance goals. However, the Compensation Committee sets the goals at levels it believes are challenging but attainable at a high level of performance.

(2)	For fiscal year 2014, the Company Goals were based on three major corporate initiatives: (i) the strategic decision to refocus our switch group and cease development of future switch application-specific integrated circuits (“ASICs”) and the related execution of the plan to implement that strategic decision (8.75% weighting of the total incentive opportunity); (ii) the development and execution of a plan to bolster our Ethernet product roadmap and the related execution of that plan (8.75% weighting); and (iii) market share objectives targeted at certain strategic customers (7.5% weighting).

The Compensation Committee determined (taking into account the recommendations of both Ms. Hu, who served as our interim CEO for most of fiscal year 2014, and our Executive Chairman with respect to the named executive officers, other than themselves) the relative contributions of each named executive officer in achieving the Company Goals. The Compensation Committee’s assessment of each executive’s individual contribution in achieving the Company Goals was subjective and not determined with reference to any specific performance goals.

Based on fiscal year 2014 aggregate achievement levels for corporate and individual performance described above, the annual cash incentive payments to our named executive officers who participated in the program were between 74% and 111% of the executive’s target incentive. The primary factors driving these achievement levels against target achievement levels were fiscal year 2014 revenue and profit, with differences among named executive officers primarily consisting of different relative contributions in achieving Company Goals and differing responsibilities and success in achieving market share goals. Based on these achievement levels, in May 2014 the Compensation Committee approved the following annual cash incentive awards:

Named Executive Officer	FY2014 Target Annual Cash Incentive	FY2014 Annual Cash Incentive Award
Prasad L. Rampalli(1)	$92,310	$81,000
Jean Hu	$235,590	$236,000
Roger J. Klein	$207,343	$207,343
H.K. Desai(2)	$530,005	$589,433
Robert B. Crawford	$202,800	$151,053

(1)	Mr. Rampalli joined the Company on February 3, 2014 and, as noted above, was awarded a fiscal year 2014 annual incentive payment that was pro-rated based on the portion of the year he was with the Company.

(2)	The Compensation Committee awarded Mr. Desai a fiscal year 2014 annual incentive payment that was above target in consideration of his critical contributions in negotiating and completing the acquisition of the 10/40/100 Gb Ethernet controller-related assets from Broadcom Corporation.

Discretionary Incentive Awards.    Our annual incentive plan includes a pool from which discretionary incentive awards can be made. These awards can made during the year by the CEO to employees (other than to named executive officers) who achieve significant milestones or objectives or otherwise make critical contributions to the success of the Company. Any discretionary incentive awards to named executive officers are made by the Compensation Committee. During fiscal year 2014, the Compensation Committee approved a discretionary incentive award of $75,000 to each of Ms. Hu and Mr. Klein in recognition of their key contributions in negotiating and completing the acquisition of the 10/40/100 Gb Ethernet controller-related assets from Broadcom Corporation in March 2014. In addition, in May 2014 the Compensation Committee reviewed Ms. Hu’s performance as the Company’s interim CEO during fiscal year 2014 and awarded her a special bonus of $338,000. In arriving at the amount of this special bonus for Ms. Hu, the Compensation Committee reviewed data from its outside compensation consultant, calculated the difference between Ms. Hu’s base salary and annual cash incentive award and the average base salary and annual cash incentive award for chief executive officers of the regular peer group used by the Compensation Committee for executive compensation benchmarking as identified below, and then prorated this amount for the portion of the year that she served as our interim CEO.

Equity Awards

We believe equity awards are a key element of our executive compensation program because they align the interests of our executive officers with stockholders. For fiscal year 2014, we granted a combination of market-based RSU awards and time-based RSU awards to our executive officers, which the Compensation Committee believes best supports the interests of our stockholders by balancing the dual objectives of long-term value creation for stockholders and retention of qualified key employees.

We use time-based RSU awards because of their greater retentive value as they generally vest over a four-year period. Our market-based RSU awards are similar to the time-based RSU awards, but are earned based on the relative TSR of the Company’s common stock compared to the TSR of the NASDAQ Composite Index over a specified period. If shares of the Company’s common stock are earned under a market-based RSU award at the end of the two-year performance period, these shares generally vest over a four-year period from the original award date. Thus, the market-based RSU awards provide incentives to deliver greater return for our stockholders and provide an additional retention incentive as to any shares that are earned. The Compensation Committee believes this combination of time-based and market-based RSUs provide significant motivation for our executives to create value for our stockholders and opportunity to benefit from the value created. We believe this is an appropriate way to align the interests of our named executive officers with those of our stockholders in order to achieve and sustain long-term stock price growth.

In determining the annual equity grants each year, the Compensation Committee reviews equity award market data presented by its outside compensation consultant. In May 2013, the Compensation Committee revised its equity compensation philosophy for senior level executives to (i) target the 50th percentile (down from the 65th percentile two years earlier) of market for equity compensation awards and (ii) change the allocation of equity awards to 40% market-based RSUs and 60% time-based RSUs. In May 2014, the Compensation Committee further revised its equity compensation philosophy for senior level executives to provide for an allocation of equity awards to 50% market-based RSUs and 50% time-based RSUs.

The Compensation Committee granted fiscal year 2014 equity awards (market-based RSUs and time-based RSUs) to our named executive officers in June 2013. As noted above, the Compensation Committee set the value of equity grants for the named executive officers at the 50th percentile of market for equity compensation awards. The following table sets forth the grant date fair value of each of these awards as determined under applicable accounting rules:

Named Executive Officer	FY2014 Market-Based RSU Award	FY2014 Time-Based RSU Award
	($)	($)
Prasad L. Rampalli(1)	—	—
Jean Hu(2)	223,262	418,496
Roger J. Klein	108,004	201,200
H.K. Desai(3)	369,148	691,122
Robert B. Crawford	103,974	195,164

(1)	Mr. Rampalli joined us in February 2014.

(2)	Includes June 2013 annual equity award only. Excludes December 2013 equity award discussed below.

(3)	Includes June 2013 annual equity award only. Excludes December 2013 equity award discussed below.

The market-based RSUs are earned based on the relative performance of the Company’s TSR to the TSR of the NASDAQ Composite Index over a two-year period, with the percentage of the target number of units that will be credited based on performance determined as follows:

Company TSR Relative to Nasdaq Composite Index TSR	Percentage of Target Market- Based RSUs Credited
Less Than 50%	0%
50%	25%
75%	62.5%
90%	85%
100%	100%
130%	145%
135% or Higher	150%

None of the market-based RSUs will be eligible to vest if the Company’s relative TSR for the two-year period is less than 50% of the NASDAQ Composite Index TSR for that period. These RSUs will be credited on a prorated basis for performance between the levels stated in the table above. The maximum number of RSUs that may vest is 150% of the target number. As noted above, the market-based RSUs are also subject to time-based vesting requirements, such that 50% of the credited RSUs will be settled at the end of the two-year measurement period, and the remaining 50% of the credited RSUs will vest over the two-year period thereafter.

In addition, as described above under “Management Transition,” the Compensation Committee approved grants of RSU awards to Mr. Rampalli in connection with his joining the Company in February 2014 and to Mr. Desai upon his entering into a new employment agreement in December 2013. These executives are not eligible to receive annual equity award grants for fiscal year 2015. The Compensation Committee also approved a grant of 42,699 time-based RSUs to Ms. Hu in December 2013. This award vests in annual installments over a four-year period and was made in recognition of Ms. Hu’s service as our interim CEO and to provide her an additional retention incentive. In arriving at the amount of this RSU grant to Ms. Hu, the Compensation Committee considered market data for equity compensation of chief executive officers of the regular peer group used by the Compensation Committee for executive compensation benchmarking as identified below and compared those amounts to her then-current equity compensation package. The difference between her then-current equity compensation and the market data was then pro-rated for the portion of the year that she served in the interim role.

As described in the proxy statement for our 2013 annual meeting, the Compensation Committee approved grants of performance-based RSUs to our executive officers in May 2012 that were eligible to vest based on our performance during fiscal year 2013. To the extent these RSUs were earned based on performance, they would vest in annual installments over a four-year period after the grant date. For detailed information on the terms of these grants and the Compensation Committee’s determination in May 2013 of the number of RSUs that were eligible to vest based on performance, please see our proxy statement for the 2013 annual meeting.

Equity Usage Philosophy

As part of its responsibilities, the Compensation Committee oversees our overall equity compensation program. The Compensation Committee is sensitive to stockholder concerns about stock usage and regularly reviews equity usage and the related “burn rate” associated with equity usage against market data provided by our outside compensation consultant. While recent stock usage as measured by “burn rate” has been higher than the Compensation Committee would normally target, the higher “burn rate” was primarily the result of several non-routine events. As described above, we appointed a new CEO during fiscal year 2014 and granted a “new hire” equity award to him in connection with his joining the Company. In addition, in fiscal year 2014, we acquired the 10/40/100 Gb Ethernet controller-related assets from Broadcom Corporation and in connection with this acquisition approximately 140 former Broadcom employees joined us. As part of offering competitive compensation packages to these new employees and putting in place a retention plan for key employees, we granted RSU awards for 463,100 shares of the Company’s common stock to these new employees with vesting over a four year period. For more information on our Equity Usage Philosophy, see the section entitled “Potential Dilution” in Proposal 2, Amendments to the QLogic Corporation 2005 Performance Incentive Plan.

Benefits and Perquisites

Other than our 401(k) plan, we do not provide pension arrangements or post-retirement health coverage for our named executive officers. We paid the regular monthly membership dues at a country club used by Mr. Desai, which was primarily used for business purposes. The benefits provided to each named executive officer in fiscal year 2014 are reported in the Summary Compensation Table below in accordance with the rules of the Securities and Exchange Commission. Except for the membership dues referenced above, we do not provide material perquisites or other personal benefits to our executive officers.

Post-Employment Obligations

The Company has change in control severance agreements with its named executive officers, except for Messrs. Desai, Biddiscombe and Crawford. These agreements provide severance benefits to these executives should their employment with us terminate in certain circumstances in connection with a change in control of the Company.

Should the possibility of a change in control of the Company arise, the Compensation Committee believes that certain executives may be called upon to assess the potential transaction, advise the Board as to whether the transaction would be in the best interests of the Company and its stockholders and take such other actions as the Board might determine to be appropriate in addition to their regular duties. We believe that it is imperative that the Company and the Board be able to rely upon these executive officers to continue in their positions and carry out their duties without concern that they might be distracted by the personal uncertainties and risks created by the possibility of a change in control.

As described in more detail below under “Potential Payments Upon Termination or Change in Control,” the severance payments and benefits under these agreements will be paid only if the executive officer’s employment is terminated by us without cause or by the executive officer with good reason during the period beginning six months before and ending 24 months after a change in control of the Company. These types of arrangements are often referred to as “double trigger” arrangements since both a change in control and a termination of employment must occur before any payment is due. We believe that it is appropriate, and serves the purpose of these agreements, to extend the protections provided by these benefits to employment terminations that occur a short time before a change in control, and/or occur as a result of materially adverse changes to the terms of the executive officer’s employment with the Company after a change in control.

These agreements do not entitle the executive to any tax gross-up payments from the Company. Instead, should any benefits payable to the executive in connection with a change in control of the Company be subject to the excise tax imposed under Sections 280G and 4999 of the Internal Revenue Code, the executive will be entitled to either payment of the benefits in full (but no gross-up payment) or a reduction in the benefits to the extent necessary to avoid triggering the excise tax, whichever would result in the executive receiving the greater benefit on an after-tax basis.

As described above, we entered into an employment agreement with Mr. Desai in December 2013 that would have expired March 29, 2015. As under his prior employment agreement, Mr. Desai’s new agreement provided he would be entitled to a severance benefit if, during the term of the agreement, his employment with the Company was terminated by the Company without cause or by Mr. Desai for good reason. Under the terms of the employment agreement, Mr. Desai could not receive severance payments under both the employment agreement and the change in control severance agreement. The Compensation Committee believed that the negotiated severance arrangement was appropriate in exchange for Mr. Desai’s commitment to the Company to provide transition services under the terms of his employment agreement. As noted above, Mr. Desai passed away in June 2014.

On May 17, 2013, the Company accepted the resignation of Mr. Biddiscombe. In connection with his resignation Mr. Biddiscombe entered into an agreement with the Company that provided for him to receive certain severance benefits and included his release of claims in favor of the Company. This agreement was negotiated with Mr. Biddiscombe and was determined by the Compensation Committee in consultation with its compensation consultant to be consistent with market practices.

On June 16, 2014, the Company accepted the resignation of Mr. Crawford. In connection with his resignation Mr. Crawford entered into an agreement with the Company that provided for him to receive certain severance benefits and included his release of claims in favor of the Company. This agreement was negotiated with Mr. Crawford.

For additional detail on these agreements, see the section entitled “Potential Payments Upon Termination or Change in Control — Severance Agreements” below.

QLogic’s Executive Compensation Procedures and Philosophy

Role of the Compensation Committee

The Compensation Committee has overall responsibility for approving and evaluating our executive officer compensation program and related policies and practices.

The Compensation Committee has the following primary responsibilities:

•	Review and approve on an annual basis the Company’s compensation strategy to help ensure that our executive officers are appropriately incentivized and rewarded based on their performance.

•	Review and approve on an annual basis executive compensation goals and objectives and evaluate performance in light of those goals and objectives.

•	Determine on an annual basis the amount, form and terms of compensation for each of the CEO and the Executive Chairman of the Company.

•	Review and approve base salaries, annual incentives and other matters relating to compensation of the executive officers of the Company.

•	Review and approve grants of stock options, time-based RSU awards, market-based RSU awards and other equity incentives to our executive officers.

•	Review and approve grants of stock options, time-based RSU awards and other equity incentives to other eligible individuals in the Company’s service.

•	Review with the Board matters related to management performance and compensation.

Executive Compensation Philosophy and Framework

Compensation Objectives

Our executive compensation program is designed to achieve four primary objectives:

•	Support a strong pay-for-performance culture, which provides compensation tied directly to achieving business objectives.

•	Attract, retain and motivate highly skilled executives who contribute to our long-term success.

•	Establish and reinforce the appropriate balance between achievement of short-term and long-term corporate goals.

•	Support long-term value creation for stockholders, by aligning the interests of our executive officers with the long-term interests of our stockholders.

We use a combination of base salary, annual cash incentive opportunity (which is based on Company and individual performance for the period), and participation in our equity program to achieve these objectives.

Stockholder Say-on-Pay Vote

At our last annual stockholders meeting held in August 2013, over 94% of the votes cast on the proposal to approve the compensation of our named executive officers supported our executive compensation program. Based on this high level of support for our executive compensation programs, the Compensation Committee did not change its general approach for fiscal year 2014, except that, as described above, the Compensation Committee did revise the structure of our executive officers’ performance-based equity awards in fiscal year 2014 so that a portion of the equity awards would be earned based on the TSR of the Company’s common stock compared to the TSR of the NASDAQ Composite Index over a two-year period and a greater portion of the executive’s total annual equity award would be allocated to these market-based RSUs (as opposed to RSUs that vest based solely on continued service). The Compensation Committee believes that our executive compensation program includes a number of features that further our compensation philosophy and reflect best practices in the market. The Compensation Committee will continue to consider the outcome of our say-on-pay votes when making future compensation decisions for the named executive officers.

Risk Considerations

The Compensation Committee considers, in establishing and reviewing our executive compensation program, whether the program encourages unnecessary or excessive risk taking and has concluded that it does not. Our executive compensation program reflects a balanced approach using both quantitative and qualitative assessments of performance without putting an undue emphasis on a single performance measure. Base salaries are fixed in amount and thus do not encourage risk taking. Annual cash incentive awards are based on multiple Company and individual performance objectives as described above, including a design win component and other operational components which are considered important to the long-term success of the Company, and are subject to maximum payout amounts. The Compensation Committee believes that the annual cash incentive plan appropriately balances risk and the desire to focus employees on specific annual goals important to the Company’s success. The majority of the total compensation opportunity provided to our executive officers is in the form of equity awards. The Compensation Committee believes that these awards do not encourage unnecessary or excessive risk taking because the ultimate value of the awards is tied to the Company’s stock price, and because grants are subject to long-term vesting schedules to help ensure that executive officers always have significant value tied to long-term stock price performance. The Company’s current practice is to grant executive officers a combination of market-based RSU awards and time-based RSU awards. The Compensation Committee believes this mix provides an appropriate balance between the goals of increasing the price of the Company’s common stock (as market-based RSU awards ultimate value, if any, is tied to the performance of the Company’s common stock over a two-year period against the NASDAQ Composite index) and avoiding risks that could threaten the Company’s growth and stability (as all of the RSU awards are exposed to decreases in the Company’s stock price). To further discourage our executive officers from taking risks that might have a significant negative impact on the long-term value of our common stock, we require our named executive officers to own a minimum number of shares of our common stock under our stock ownership guidelines described above (see “Board of Directors — Executive Officer and Director Stock Ownership Guidelines”) and have adopted a clawback policy that enables us to recoup payments under the annual cash incentive plan from senior level employees as further described below (see “Other Compensation Considerations — Compensation Recovery (“Clawback”) Policy”). In addition, our insider trading policy prohibits our employees from engaging in hedging transactions with respect to common stock, or other equity awards for common stock, of the Company as further described above (see “Board of Directors — Executive Officer and Director Stock Ownership Guidelines”).

Process for Evaluating Executive Officer Performance and Compensation

In general, the process for making compensation decisions for named executive officers begins prior to the end of the Company’s fiscal year, which occurs on the Sunday closest to March 31. During February or March of each year, the Compensation Committee will work with its independent compensation consultant to define the scope of the consultant’s engagement and to discuss any changes in information being requested by the Compensation Committee. During April and early May of each year, the Company finalizes financial information for the just-completed fiscal year, and makes that information available to the Compensation Committee. During this same time period, the Compensation Committee receives competitive market data and reviews this data with its compensation consultant. The compensation consultant provides the Compensation Committee with a comparison of the current compensation (including base salary, annual cash incentives and equity) for each named executive officer to the market data. The Compensation Committee typically schedules a meeting in early May to review the Company’s actual performance against annual cash incentive plan objectives, to discuss individual executive performance and to discuss incentive plan payouts for the just-completed fiscal year, as well as any base salary or target annual cash incentive adjustments for the new fiscal year. The Compensation Committee also discusses equity awards that may be granted to named executive officers. An additional meeting is typically held several weeks later at which the Compensation Committee makes final compensation decisions with respect to named executive officer compensation, including CEO and Executive Chairman compensation. None of our executives has any role in establishing the compensation of our named executive officers, although the Compensation Committee does consider the recommendations of the CEO and Executive Chairman in setting compensation levels for the named executive officers other than the CEO and the Executive Chairman.

For fiscal year 2014, the Compensation Committee retained Compensia Inc. (“Compensia”), a national consulting company, to provide independent advice and information relating to executive compensation. Compensia assisted the Compensation Committee in the evaluation of base salary, annual cash incentive and equity incentive levels for the named executive officers and other senior executives. Compensia reports directly to the Compensation Committee. From time to time, the Compensation Committee may direct its compensation consultant to work with our Human Resources Department on matters such as: (i) reviewing and/or recommending to the Compensation Committee the companies that will serve as the Company’s peer group for purposes of evaluating the Company’s executive compensation levels (as discussed below); (ii) analyzing our executive compensation programs and levels relative to our peer group companies; and (iii) advising on the design of cash-based incentives and equity awards for our executive officers. During fiscal year 2014, except for the consulting services provided to the Compensation Committee, Compensia did not perform any other services for the Company or its management, and the Compensation Committee has concluded that the services provided by Compensia did not raise any conflicts of interest.

Review of Competitive Market Data

For fiscal year 2014, the Compensation Committee examined the compensation practices of a peer group of technology companies identified below to assess the competitiveness of executive officer compensation practices and levels. This compensation peer group is collectively referred to in this discussion as the “market,” and the compensation decisions for any named executive officer based on the market are determined with reference to the compensation levels for similar positions in the market data. The fiscal year 2014 compensation peer group of 18 companies included primarily semiconductor and storage device companies that the Compensation Committee considered similar to the Company in business strategy or represented business or labor market competitors, including both smaller and larger companies.

The peer companies used by the Compensation Committee for its comparisons in fiscal year 2014 were as follows:

Applied Micro Circuits Corporation	Aruba Networks, Inc.	Electronics For Imaging, Inc.
Emulex Corporation	Extreme Networks, Inc..	F5 Networks, Inc.
Fusion-IO, Inc.	Harmonic, Inc.	Infinera Corporation
Integrated Device Technology, Inc.	Intermec Inc.	Mellanox Technologies, Ltd.
Microsemi Corporation	PMC-Sierra, Inc.	Quantum Corporation
Riverbed Technology, Inc.	Silicon Laboratories Inc.	STEC, Inc.

The compensation peer group is reviewed annually by the Compensation Committee, with input from its independent compensation consultant, and adjustments are made as necessary to help ensure the group continues to properly reflect the market in which we compete for business or talent. For fiscal year 2014, the Compensation Committee updated the compensation peer group from the prior year to remove one company (Brocade Communications Systems, Inc.) that had significantly higher revenues and market capitalizations than the Company. The Compensation Committee also added seven companies (Aruba Networks, Inc., Electronics for Imaging, Inc., Fusion-IO, Inc., Harmonic, Inc., Infinera Corporation, Intermec Inc. and Silicon Laboratories Inc.) that satisfied the above described selection criteria and concluded that the revised compensation peer group included a sufficient number of companies for comparison purposes.

The Compensation Committee believes that the companies in the compensation peer group form a reasonable basis for evaluating executive officer compensation. The following chart reflects our ranking for three key metrics within the compensation peer group in May 2013, at the time the peer group data was reviewed by the Compensation Committee:

Comparison Metric	QLogic Percentile vs. Peers
Revenue (last four quarters)	28%
Net Income (last four quarters)	78%
Market Capitalization	47%

Our strategy for executive officer compensation has been to examine market compensation practices and target the median of the market for base salary and for total cash compensation (base salary plus annual cash incentive). Beginning in fiscal year 2014, we changed our equity compensation philosophy to target the 50th percentile of market for equity compensation (as opposed to the 60th percentile targeted in the prior fiscal year).

The Compensation Committee retains the discretion to approve compensation levels for individual executive officers above and below the target levels identified above, based on the Compensation Committee’s subjective assessment of the executive officer’s individual performance, experience in the position, and consistency of performance, as well as our financial and operational performance and internal equity considerations.

Other Compensation Considerations

Stock Ownership Guidelines

The Compensation Committee has adopted stock ownership guidelines to further align the interests of our named executive officers and directors with the interests of our stockholders. Under our stock ownership guidelines, our CEO is to accumulate three times his or her annual base salary in shares of the Company’s common stock, other named executive officers are to accumulate one times their annual base salary in shares of the Company’s common stock and non-employee directors are to accumulate three times their annual board retainer in shares of the Company’s common stock, in each case over a five-year period. Please see “Board of Directors — Executive Officer and Director Stock Ownership Guidelines” above for more information.

Compensation Recovery (“Clawback”) Policy

We maintain a compensation recovery (“clawback”) policy that enables the Company to recoup payments under the annual cash incentive plan to the extent that these payments were based on incorrect financial results that require a restatement of the Company’s financial statements from senior level employees whose fraud or misconduct was a material contributing factor to the financial restatement.

Anti-hedging/Pledging Policy

As noted under “Board of Directors — Executive Officer and Director Stock Ownership Guidelines” above, the Company’s Insider Trading Policy restricts employees, executive officers and directors from engaging in the following activities with respect to the securities of the Company:

•

Hedging or monetization transactions, such as zero-cost collars and forward sale contracts, that allow an employee to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential upside appreciation in the stock; or

•	Holding Company securities in a margin account or pledging Company securities as collateral for a loan without adequate financial resources to prevent a forced sale.

Tax Considerations

Federal income tax law prohibits the Company from deducting compensation paid to certain of our executive officers that exceeds $1 million during the tax year unless it is based on achieving pre-established performance measures that are set by the Compensation Committee pursuant to a plan approved by the Company’s stockholders (“performance-based compensation”).

While the Compensation Committee considers the deductibility of compensation paid to its named executive officers, the Compensation Committee retains the flexibility necessary to provide total compensation it believes is in line with competitive practice, our compensation philosophy, and the interests of stockholders. We therefore may pay compensation to our named executive officers that may not be deductible for federal income tax purposes. The stock options and market-based RSUs granted under our stock plan are intended to meet the criteria for performance-based compensation; however, time-based RSUs that are subject only to time-based vesting requirements generally do not satisfy those requirements. In any case, there can be no assurance that the compensation intended to qualify for deductibility under Section 162(m) awarded or paid by the Company will be fully deductible.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee has certain duties and powers as described in its charter. The Compensation Committee is currently composed of the four non-employee directors named at the end of this report, each of whom is independent as defined by The NASDAQ Stock Market listing standards.

The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this Proxy Statement. Based upon this review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement.

The Compensation Committee

Christine King, Chair

Balakrishnan S. Iyer

Kathryn B. Lewis

William M. Zeitler

The information contained in the above report shall not be deemed to be “soliciting material” or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference in any future filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent specifically incorporated by reference therein.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee members whose names appear on the Compensation Committee Report above were committee members during all of fiscal year 2014, except for Ms. King, who was appointed to the Compensation Committee in May 2013. No member of the Compensation Committee is or has been an executive officer of the Company or had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related party transactions. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity that has or had one or more executive officers who served as a director or member of the Compensation Committee during the fiscal year ended March 30, 2014.

SUMMARY COMPENSATION TABLE — FISCAL YEARS 2012, 2013 AND 2014

The following table presents information regarding compensation earned by or paid to our “named executive officers” for our fiscal years 2012, 2013 and 2014. The position set forth in the table for each person is his or her current position with us unless otherwise indicated.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)(2)		Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)		Total ($)
(a)	(b)	(c)	(d)		(e)		(f)	(g)	(h)	(i)		(j)

Prasad L. Rampalli,	2014	92,310	250,000	(4)	6,202,500		—	81,000	—	14,726	(5)	6,640,536
President and Chief
Executive Officer

Jean Hu,	2014	363,002	413,000	(6)	1,141,763		—	236,000	—	6,005		2,159,770
Senior Vice	2013	347,936	—		496,916		238,784	137,000	—	3,805		1,224,441
President and	2012	327,117	30,000		232,830		693,960	177,400	—	1,501		1,462,808
Chief Financial Officer*

Roger J. Klein,	2014	318,989	75,000	(7)	309,204		—	207,343	—	8,707		919,243
Senior Vice President
and General Manager,
Fibre Channel Products

H.K. Desai,	2014	530,005	—		2,660,278		—	589,433	—	31,278	(8)	3,810,994
Former Executive	2013	530,005	—		1,493,716		559,650	282,500	—	30,916		2,896,787
Chairman**	2012	530,005	—		559,912		636,300	416,000	—	27,429		2,169,646

Simon Biddiscombe,	2014	82,186	—		944,245	(9)	—	—	—	647,019	(10)	1,673,450
Former President and	2013	604,067	—		1,992,545		746,200	294,261	—	15,702		3,652,775
Chief Executive	2012	573,663	—		747,592		848,400	440,000	—	2,429		2,612,084
Officer***

Robert B. Crawford,	2014	312,000	—		299,138		—	151,053	—	5,823		768,014
Former Senior Vice	2013	309,466	—		489,991		238,784	116,600	—	3,323		1,158,164
President, Worldwide	2012	263,094	25,000		211,320		579,981	143,000	—	223,934		1,446,329
Sales****

*	Ms. Hu served as our interim CEO from May 17, 2013 until February 3, 2014. On February 3, 2014, Mr. Rampalli became our President and CEO.

**	Mr. Desai passed away on June 8, 2014.

***	Mr. Biddiscombe resigned effective May 17, 2013.

****	Mr. Crawford resigned effective June 16, 2014.

(1)	The amounts reported in Columns (e) and (f) of the table above for each fiscal year represent the fair value on the grant date of the stock awards and option awards, respectively, granted to our named executive officers during that fiscal year. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of our financial statements. For a discussion of the assumptions and methodologies used to value the awards reported in Columns (e) and (f), please see the discussion of stock awards contained under the section entitled “Stock-Based Compensation — Stock-Based Compensation Expense” on page 63 of our Annual Report on Form 10-K for fiscal year 2014 filed with the SEC on May 23, 2014 (or, for awards granted in prior fiscal years, the corresponding section of the Form 10-K for that year).

(2)	As described in the Compensation Discussion and Analysis above, the Compensation Committee granted RSU awards that were subject to performance-based and/or market-based vesting conditions to certain named executive officers during fiscal years 2013 and 2014. The amounts reported in the “Stock Awards” column of the table above include the grant date fair value of these performance-based and/or market-based awards based on the probable outcome (determined as of the grant date in accordance with applicable accounting rules) of the performance-based and/or market-based conditions applicable to the awards. The following tables set forth for these performance-based and/or market-based awards the amounts reported in the “Stock Awards” column above for the applicable fiscal year and the value of these awards on the grant date if one assumes that the highest level of performance conditions is achieved:

Name	Grant Date Fair Value (Based on Probable Outcome) ($)	Value of Award on Grant Date Assuming Maximum Performance is Achieved ($)	Grant Date Fair Value (Based on Probable Outcome) ($)	Value of Award on Grant Date Assuming Maximum Performance is Achieved ($)
	Fiscal Year 2013		Fiscal Year 2014
Prasad L. Rampalli	N/A	N/A	3,365,000	5,675,000
Jean Hu	215,761	317,858	223,262	417,993
Roger J. Klein	N/A	N/A	108,004	202,206
H.K. Desai	503,441	741,668	369,148	691,122
Simon Biddiscombe	671,255	988,890	N/A	N/A
Robert B. Crawford	215,761	317,858	103,974	194,661

(3)	This column includes life insurance premiums and contributions to the QLogic Corporation Retirement Savings Plan (401(k) Plan) paid by the Company with respect to the named executive officer, and for fiscal year 2014, includes: (a) life insurance premiums paid by the Company in the amount of $548 for Mr. Rampalli, $864 for Ms. Hu, $2,130 for Mr. Klein, $6,858 for Mr. Desai, $125 for Mr. Biddiscombe and $723 for Mr. Crawford; and (b) 401(k) Plan contributions made by the Company in the amount of $5,200 for Mr. Rampalli, $5,141 for Ms. Hu, $6,577 for Mr. Klein, $5,100 for Mr. Desai, $1,578 for Mr. Biddiscombe and $5,100 for Mr. Crawford.

(4)	This amount represents a sign-on bonus received by Mr. Rampalli in connection with joining the Company in February 2014. This bonus must be repaid to the Company in the event that during Mr. Rampalli’s first year of employment he voluntarily terminates his employment or his employment is terminated by the Company for cause

(5)	In addition to the amounts identified in footnote (3) above, this amount includes the payment by the Company of relocation expenses for Mr. Rampalli in the amount of $8,978. The relocation expenses are treated as an advance from the Company, 1/24th of which are forgiven upon completion of each subsequent month’s service. The advance will be forgiven in its entirety if Mr. Rampalli’s employment is terminated by the Company without cause; however, Mr. Rampalli will repay any remaining unforgiven amount of the advance should his employment be terminated by the Company for cause, or he terminates his employment voluntarily, at any time during his first two years of employment.

(6)	Consists of (i) a special award in the amount of $75,000 in recognition of Ms. Hu’s role in the successful completion of the Company’s acquisition from Broadcom Corporation (“Broadcom”) of certain 10/40/100Gb Ethernet controller-related assets, and (ii) a special award in the amount of $338,000 in recognition of Ms. Hu’s service as the Company’s interim CEO from May 2013 to February 2014.

(7)	This amount represents a special award in recognition of Mr. Klein’s role in the successful completion of the Company’s acquisition from Broadcom of certain 10/40/100Gb Ethernet controller-related assets.

(8)	In addition to the amounts identified in footnote (3) above, this amount includes the payment by the Company of club membership dues for Mr. Desai in the amount of $19,320.

(9)

As further described below under “Potential Payments Upon Termination or Change in Control — Severance Agreements,” in connection with his resignation Mr. Biddiscombe received accelerated vesting of outstanding and unvested RSUs granted by the Company that were otherwise scheduled to vest on or before

May 31, 2014 (which consisted of 94,899 RSUs). Included in the table above is the fair value of the accelerated RSUs based on the closing price of a share of the Company’s common stock on May 17, 2013, the date of resignation.

(10)	In addition to the amounts identified in footnote (3) above, this amount includes, in connection with Mr. Biddiscombe’s resignation, a severance payment in the amount of $610,500, payment for accrued but unused personal time off in the amount of $14,227, and payment by the Company of COBRA premiums in the amount of $20,589.

Compensation of Named Executive Officers

The Summary Compensation Table above quantifies the value of the different forms of compensation earned by or awarded to our named executive officers for fiscal year 2014. The Summary Compensation Table includes fiscal year 2012 and 2013 information for those named executive officers who were also named executive officers in fiscal years 2012 or 2013. The primary elements of each named executive officer’s total compensation reported in the table for fiscal year 2014 are base salary, an annual cash incentive, and long-term equity incentives consisting of RSU awards. Our named executive officers also received the other benefits listed in the “All Other Compensation” column of the Summary Compensation Table, as further described in footnotes (3), (5), (8) and (10) to the table. We do not have employment agreements with our named executive officers, except for Mr. Desai. Details of Mr. Desai’s employment agreement are described below under “Employment Agreements.”

The Summary Compensation Table should be read in conjunction with the tables and narrative descriptions that follow. The “Grants of Plan-Based Awards in Fiscal Year 2014” table below, and the accompanying description of the material terms of the RSU awards granted in fiscal year 2014, provide information regarding the equity awards granted to our named executive officers in fiscal year 2014. The “Outstanding Equity Awards at End of Fiscal Year 2014” and “Option Exercises and Stock Vested — Fiscal Year 2014” tables below provide further information on the named executive officers’ potential realizable value and actual value realized with respect to their equity awards.

Employment Agreements

In October 2010, we entered into an employment agreement with Mr. Desai in connection with his transition from President and CEO to Executive Chairman. This agreement provided for a three-year term beginning November 15, 2010 and for Mr. Desai to receive an annual base salary of $530,000, and an annual target incentive equal to 100% of his annual base salary. Mr. Desai was eligible for annual equity awards consistent with the Compensation Committee’s policies on annual equity awards for executive-level employees. Mr. Desai was also eligible to participate in the Company’s benefit plans made available to the Company’s executive-level employees generally. This employment agreement expired on November 15, 2013.

In connection with announcing the appointment of Mr. Rampalli as our President and CEO, the Company entered into a new employment agreement with Mr. Desai pursuant to which he would serve as the Company’s Executive Chairman for a term beginning on December 4, 2013 and ending on March 29, 2015, the last day of the Company’s 2015 fiscal year. This agreement provided for Mr. Desai to receive an annual base salary of $530,000, and an annual target incentive equal to 100% of his annual base salary. The Compensation Committee also approved the grant of a time-based RSU award of 136,636 shares of the Company’s common stock (effective December 4, 2013) under the Company’s 2005 Plan to Mr. Desai. This award would have vested, subject to Mr. Desai’s continued employment or service, in equal annual installments over a term of four years following the effective date of grant. Mr. Desai was also eligible to participate in the Company’s benefit plans made available to the Company’s executive-level employees generally. However, he would not have been eligible to receive further annual equity awards during the term of the Employment Agreement. Provisions of Mr. Desai’s agreement relating to post-termination employment benefits are discussed below under “Potential Payments Upon Termination or Change in Control” below. As noted above, Mr. Desai passed away on June 8, 2014.

Grants of Plan-Based Awards in Fiscal Year 2014

The following table sets forth information regarding the plan-based awards that we granted during fiscal year 2014 to each of our named executive officers.

Name	Grant Date		Estimated Potential Payouts Under Non-Equity Incentive Plan Awards			Estimated Potential Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Prasad L. Rampalli	N/A		—	92,310	138,466	—	—	—	—	—	—	—
	2/3/2014		—	—	—	—	—	—	250,000	—	—	2,837,500
	2/3/2014	(2)	—	—	—	62,500	250,000	500,000	—	—	—	3,365,000
Jean Hu	N/A		—	235,951	353,927	—	—	—	—	—	—	—
	6/6/2013		—	—	—	—	—	—	41,600	—	—	418,496
	6/6/2013	(2)	—	—	—	6,925	27,700	41,550	—	—	—	223,262
	12/4/2013		—	—	—	—	—	—	42,699	—	—	500,005
Roger J. Klein	N/A		—	207,343	311,014	—	—	—	—	—	—	—
	6/6/2013		—	—	—	—	—	—	20,000	—	—	201,200
	6/6/2013	(2)	—	—	—	3,350	13,400	20,100	—	—	—	108,004
H.K. Desai	N/A		—	530,005	795,007	—	—	—	—	—	—	—
	6/6/2013		—	—	—	—	—	—	68,700	—	—	691,122
	6/6/2013	(2)	—	—	—	11,450	45,800	68,700	—	—	—	369,148
	12/4/2013		—	—	—	—	—	—	136,636	—	—	1,600,008
Simon Biddiscombe(3)	5/17/2013		—	—	—	—	—	—	94,899	—	—	944,245
Robert B. Crawford	N/A		—	202,800	304,200	—	—	—	—	—	—	—
	6/6/2013		—	—	—	—	—	—	19,400	—	—	195,164
	6/6/2013	(2)	—	—	—	3,225	12,900	19,350	—	—	—	103,974

(1)	The amounts reported in Column (l) reflect the fair value of these awards on the grant date as determined under the principles used to calculate the value of equity awards for purposes of the Company’s financial statements. For the assumptions and methodologies used to value the awards reported in Column (l), please see footnote (1) to the Summary Compensation Table.

(2)	These RSU awards were subject to market-based vesting conditions and were granted by the Compensation Committee in June 2013 and February 2014. The specific performance goals applicable to these awards were established by the Compensation Committee at the time the awards were granted, and the grant date fair value of these awards was determined for accounting purposes in June 2013 and February 2014, respectively. Under applicable SEC rules, these awards are required to be treated as compensation for the fiscal year in which the grant date for accounting purposes occurs. Accordingly, these awards are reported as compensation for fiscal year 2014 in this Grants of Plan-Based Awards in Fiscal Year 2014 table, as well as in the Summary Compensation Table above, based on the probable outcome (as determined under applicable accounting rules) of the performance conditions applicable to the awards.

(3)	Mr. Biddiscombe resigned effective May 17, 2013 and therefore did not participate in the annual incentive plan or receive an annual equity grant for fiscal year 2014. In connection with his resignation as CEO in May 2013, Mr. Biddiscombe received accelerated vesting of outstanding and unvested RSUs granted by the Company that were otherwise scheduled to vest on or before May 31, 2014 (which consisted of 94,899 RSUs). The remainder of Mr. Biddiscombe’s outstanding RSUs terminated as of his resignation date.

Description of Plan-Based Awards

Each of the equity awards reported in the “Grants of Plan-Based Awards in Fiscal Year 2014” table above was granted under, and is subject to, the terms of the 2005 Plan. The material terms of the non-equity incentive plan awards reported in the table are described in the “Compensation Discussion and Analysis” above.

The Compensation Committee administers the 2005 Plan. The Compensation Committee has authority to interpret the plan provisions and make all required determinations under the plan. This authority includes making required proportionate adjustments to outstanding awards upon the occurrence of certain corporate events such as reorganizations, mergers and stock splits, and making provision to ensure that any tax withholding obligations incurred in respect of awards are satisfied. Awards granted under the plan are generally only transferable to a beneficiary of a named executive officer upon his or her death. However, the Compensation Committee may establish procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable securities laws and, with limited exceptions set forth in the plan document, are not made for value.

If a change in control of the Company occurs (as determined under the 2005 Plan), each named executive officer’s outstanding awards granted under the plan will generally only become fully vested if (i) the Company dissolves or does not survive as a public company after the change in control transaction and (ii) the Compensation Committee does not provide for the substitution, assumption, exchange or other continuation of the outstanding awards. Any options that become vested in connection with a change in control of the Company generally must be exercised prior to the change in control, or they will be canceled in exchange for the right to receive a cash payment in connection with the transaction. In addition, each of our named executive officers (except for Messrs. Desai, Biddiscombe and Crawford) may be eligible to receive accelerated vesting of his or her outstanding equity awards upon a termination of employment in connection with a change in control of the Company. The terms of this accelerated vesting are described below under “Potential Payments Upon Termination or Change in Control” below.

RSU Awards

Each RSU award reported in Columns (g) and (i) of the “Grants of Plan-Based Awards in Fiscal Year 2014” table above was granted to our named executive officers under the 2005 Plan. Each of the time-based RSU awards (Column (i)) is subject to a four-year vesting schedule, with 25% of the total number of shares of the Company’s common stock subject to the RSU awards vesting on each of the first, second, third and fourth anniversaries of the date of grant, in each case subject to the named executive officer’s continued employment with, or service to, the Company through the vesting date. The market-based RSU awards granted to Messrs. Klein, Desai and Crawford, and to Ms. Hu (Column (g)), have a four-year vesting schedule, with 50% of the total number of shares of the Company’s common stock subject to the RSU awards vesting on the second anniversary of the date of grant, and 25% of the shares of the Company’s common stock subject to the total number of RSU awards vesting on each of the third and fourth anniversaries of the award date, with vesting in each case determined based on the Company’s relative TSR against the TSR for the NASDAQ Composite Index for the initial two-year performance period of the award and subject to the named executive officer’s continued employment with, or service to, the Company through the vesting date. The market-based RSU award granted to Mr. Rampalli (Column (g)) is subject to a three-year vesting schedule, with 100% of the total number of shares of the Company’s common stock subject to the RSU award vesting on the third anniversary of the award date, with vesting determined based on the Company’s relative TSR against the TSR for the NASDAQ Composite Index for the three-year performance period of the award and subject to Mr. Rampalli’s continued employment or service with the Company through the vesting date.

Upon vesting, the Company will deliver to the named executive officer a number of shares of the Company’s common stock equal to the number of units specified in the RSU award that have vested on the applicable vesting date, less any shares of common stock that may be withheld to satisfy the related minimum tax withholding obligations. Subject to any accelerated vesting that may apply in connection with a change in control of the Company, the unvested portion of any RSU award will immediately terminate upon a termination of the named executive officer’s employment.

Outstanding Equity Awards at End of Fiscal Year 2014

The following table presents information regarding the outstanding equity awards held by each of our named executive officers at the end of fiscal year 2014, including the vesting schedules for the portions of these awards that had not vested as of that date.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)*	Equity Incentive Plan Awards: Number of Unearned Shares or Units of Stock That Have Not Vested (#)*		Equity Incentive Plan Awards: Market Value of Unearned Shares or Units of Stock That Have Not Vested ($)*
(a)	(b)	(c)		(d)	(e)	(f)		(g)	(h)		(i)
Prasad L. Rampalli	—	—		—	—	250,000	(6)	3,122,500	250,000	(7)	3,122,500
Jean Hu	68,750	31,250	(1)	17.91	4/24/21	6,500	(8)	81,185	27,700	(13)	345,973
	19,600	25,200	(2)	13.85	5/23/22	2,500	(9)	31,225
						11,475	(10)	143,323
						2,295	(11)	28,665
						41,600	(12)	519,584
						42,699	(14)	533,311
Roger J. Klein	16,000	—		16.48	12/5/15	3,300	(3)	41,217	13,400	(13)	167,366
	30,000	—		18.00	5/15/16	7,650	(15)	95,549
	40,000	—		16.58	6/1/17	4,590	(9)	57,329
	106,000	—		15.06	6/10/18	7,500	(10)	93,675
	37,500	—		13.96	5/21/19	1,500	(11)	18,735
	63,750	4,250	(3)	17.85	5/20/20	20,000	(12)	249,800
	30,800	14,000	(4)	15.64	5/25/21
	13,125	16,875	(2)	13.85	5/23/22
H.K. Desai	1	—		14.28	6/4/14	10,400	(3)	129,896	45,800	(13)	572,042
	550,000	—		18.00	5/15/16	17,900	(15)	223,571
	250,000	—		16.58	6/1/17	17,850	(9)	222,947
	300,000	—		15.06	6/10/18	26,850	(10)	335,357
	70,000	—		15.39	6/16/18	5,355	(11)	66,884
	370,000	—		13.96	5/21/19	68,700	(12)	858,063
	202,500	13,500	(3)	17.85	5/20/20	136,636	(14)	1,706,584
	72,187	32,813	(4)	15.64	5/25/21
	45,937	59,063	(2)	13.85	5/23/22
Simon Biddiscombe	—	—		—	—	—		—	—		—
Robert B. Crawford	58,437	26,563	(5)	17.61	5/8/21	6,000	(16)	74,940	12,900	(13)	161,121
	19,600	25,200	(2)	13.85	5/23/22	2,250	(9)	28,103
						11,475	(10)	143,323
						2,295	(11)	28,665
						19,400	(12)	242,306

*	The dollar amounts shown in Columns (g) and (i) are determined by multiplying (x) the number of shares or units reported in Columns (f) and (h), respectively, by (y) $12.49 (the closing price of our Common Stock on the last trading day of fiscal year 2014).

(1)	The unvested portion of this award is scheduled to vest in five quarterly installments, commencing on April 25, 2014.

(2)	The unvested portion of these awards is scheduled to vest in nine quarterly installments, commencing on May 24, 2014.

(3)	The remaining unvested portion of these awards is scheduled to vest on May 20, 2014.

(4)	The unvested portion of these awards is scheduled to vest in five quarterly installments, commencing on May 26, 2014.

(5)	The unvested portion of this award is scheduled to vest in five quarterly installments, commencing on May 9, 2014.

(6)	The unvested portion of this award is scheduled to vest in four annual installments commencing on February 3, 2015.

(7)	The unvested portion of this award is scheduled to vest on February 3, 2017. This RSU award is subject to performance-based vesting requirements and was granted by the Compensation Committee on February 3, 2014.

(8)	The unvested portion of this award is scheduled to vest in two annual installments commencing on April 25, 2014.

(9)	The unvested portion of these awards is scheduled to vest in two annual installments commencing on May 26, 2014. These RSU awards were subject to performance-based vesting requirements and were granted by the Compensation Committee on May 26, 2011. The numbers in the table above are presented after giving effect to the Compensation Committee’s determination in May 2012 as to the RSUs that are eligible to vest based on the Company’s performance for the applicable period.

(10)	The unvested portion of these awards is scheduled to vest in three annual installments commencing on May 24, 2014.

(11)	The unvested portion of these awards is scheduled to vest in three annual installments commencing on May 24, 2014. These RSU awards were subject to market-based vesting requirements and were granted by the Compensation Committee on May 24, 2012. The numbers in the table above are presented after giving effect to the Compensation Committee’s determination in May 2013 as to the RSUs that are eligible to vest based on the Company’s performance for the applicable period.

(12)	The unvested portion of these awards is scheduled to vest in four annual installments commencing on June 6, 2014.

(13)	The unvested portion of these awards is scheduled to vest as to 50% of the award on June 6, 2015 and in two annual installments thereafter. These RSU awards are subject to market-based vesting requirements and were granted by the Compensation Committee on June 6, 2013.

(14)	The unvested portion of these awards is scheduled to vest in four annual installments commencing on December 4, 2014.

(15)	The unvested portion of these awards is scheduled to vest in two annual installments commencing on May 26, 2014.

(16)	The unvested portion of this award is scheduled to vest in two annual installments commencing on May 9, 2014.

Option Exercises and Stock Vested — Fiscal Year 2014

The following table presents information regarding the exercise of stock options by named executive officers during fiscal year 2014 and the vesting during fiscal year 2014 of other stock awards previously granted to the named executive officers.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($)(1) (e)
Prasad L. Rampalli	—	—	—	—
Jean Hu	—	—	9,090	89,516
Roger J. Klein	—	—	18,295	173,701
H.K. Desai	—	—	61,410	583,601
Simon Biddiscombe(2)	—	—	94,899	944,245
Robert B. Crawford	—	—	8,715	82,838

(1)	The value realized on vesting is calculated based on the closing price of the Company’s common stock on the date that the stock awards vest (or if the markets are closed on the date that the awards vest, the closing price of the Company’s common stock on the last day that the markets were open) multiplied by the number of shares of the Company’s common stock that vest.

(2)	As further described below under “Potential Payments Upon Termination or Change in Control — Severance Agreements,” in connection with his resignation Mr. Biddiscombe received accelerated vesting of outstanding and unvested RSU awards that were otherwise scheduled to vest on or before May 31, 2014 (which consisted of 94,899 RSUs). Included in the table above is the fair value of the accelerated RSU awards based on the closing price of a share of the Company’s common stock on May 17, 2013, the date of resignation.

Potential Payments Upon Termination or Change in Control

The following section describes the payments and benefits that may become payable to certain named executive officers in connection with a termination of their employment with QLogic or a change in control of the Company. As prescribed by the SEC’s rules, in calculating the amount of any potential payments to the named executive officer under the arrangements described below, we have assumed that the applicable triggering event (i.e., termination of employment and change in control of the Company) occurred on the last business day of fiscal year 2014 and that the price per share of our common stock is equal to the closing price as of that date.

Change in Control Severance Agreements

We are party to Change in Control Severance Agreements with each of our named executive officers other than Messrs. Desai, Biddiscombe and Crawford (the “Change in Control Severance Agreement”). As of the end of fiscal year 2014 we were a party to Change in Control Severance Agreements with Mr. Desai, who passed away in June 2014, and with Mr. Crawford, who resigned on June 16, 2014. Information regarding the Change in Control Severance Agreements of Messrs. Desai and Crawford is provided hereunder as required by SEC rules.

Under the Change in Control Severance Agreement, in the event that the Company terminates the executive officer’s employment without cause or in the event that the executive terminates his or her employment for good reason, in either case within 6 months before or 24 months after a change in control of the Company, the executive would be entitled to receive a cash lump sum payment equal to (i) the sum of the executive’s annual base salary and the greater of the executive’s maximum annual cash bonus for the year in which the termination occurs or the highest annual bonus paid to the executive for any one of the three preceding fiscal years, multiplied by (ii) a specified multiplier (for Messrs. Rampalli and Desai, the specified multiplier is two; for Ms. Hu, the specified multiplier is one and one half; and for Messrs. Klein and Crawford, the specified multiplier is one). For these purposes, the terms “cause,” “good reason” and “change in control” are defined in the Change in Control Severance Agreement. In addition, the Company will pay or reimburse the executive for the cost of the premiums charged to continue the executive’s and his or her dependents’ health coverage pursuant to the

Consolidated Omnibus Budget Reconciliation Act (COBRA) for up to a specified period of time following the termination (for Messrs. Rampalli and Desai, the specified period of time is two years; for Ms. Hu and Messrs. Klein and Crawford, the specified period of time is one year). Any stock option or other equity-based award granted by the Company to the executive, to the extent then outstanding and not otherwise vested, will generally become fully vested in connection with such termination from employment. The Change in Control Severance Agreement typically has a two-year term and will automatically extend for one additional year on the anniversary of the effective date of the Agreement, unless the Compensation Committee notifies the executive that the Agreement will not be extended.

Under the Change in Control Severance Agreement, the executive is not entitled to any tax gross-up payments from the Company. Instead, should any benefits payable to the executive in connection with a change in control of the Company be subject to the excise tax imposed under Sections 280G and 4999 of the Internal Revenue Code of 1986, the executive will be entitled to either payment of the benefits in full (but no gross-up payment) or a reduction in the benefits to the extent necessary to avoid triggering the excise tax, whichever would result in the executive receiving the greater benefit on an after-tax basis.

The following table presents the Company’s estimate of the amount of the severance payments and benefits to which each named executive officer would be entitled under his or her Change in Control Severance Agreement if his or her employment terminated under the circumstances described above in connection with a change in control of the Company, and assuming for purposes of this illustration that the termination of employment occurred on March 30, 2014.

Name	Cash Severance ($)	Continuation of Health Benefits ($)	Equity Acceleration ($)(1)	Total ($)
Prasad L. Rampalli	1,476,968	52,590	6,245,000	7,774,558
Jean Hu	1,075,394	14,410	1,683,265	2,773,069
Roger J. Klein	630,003	13,369	723,671	1,367,043
H.K. Desai	2,650,024	37,416	4,115,343	6,802,783
Robert B. Crawford	616,200	22,270	678,457	1,316,927

(1)	This column reports the intrinsic value of the unvested portions of each executive officer’s outstanding equity awards that would accelerate in these circumstances. For options, this value is calculated by multiplying the amount (if any) by which the closing price of the Company’s common stock on March 28, 2014 ($12.49 per share) exceeds the exercise price of the option by the number of shares of the Company’s common stock subject to the accelerated portion of the option. For RSU awards, this value is calculated by multiplying the closing price of the Company’s common stock on March 28, 2014 by the number of units subject to the accelerated portion of the award.

Severance Agreements

H.K. Desai

As described above, the Company entered into an employment agreement with Mr. Desai (the “Employment Agreement”) beginning December 4, 2013 and ending on March 29, 2015. Under the Employment Agreement, if Mr. Desai’s employment with the Company during the term of the agreement was terminated by the Company without cause or by Mr. Desai for good reason (as such terms were defined in the Employment Agreement and other than in connection with a change in control as described above), Mr. Desai would have been entitled to a severance benefit equal to his base salary in effect on the termination date calculated for the remainder of the period of the Employment Agreement plus his annual target incentive in effect on the termination date calculated for the remainder of the period of the Employment Agreement. He would have been entitled to payment for salary and incentives earned during the period prior to the termination date (including any incentives for the fiscal year in which the termination occurs). Mr. Desai’s right to receive the severance benefits described above was subject to his execution of a general release of claims in favor of the Company as well as his compliance with certain non-solicitation and other restrictive covenants set forth in the Employment Agreement. Under the terms of the Employment Agreement, Mr. Desai could not receive severance payments under both the Employment

Agreement and his Change in Control Severance Agreement. In the event that Mr. Desai’s termination of employment qualified for severance benefits under both agreements, Mr. Desai would have received only the severance payment detailed in the Change in Control Severance Agreement, as described above.

The Company estimates that the amount of the severance payments and benefits to which Mr. Desai would have been entitled under the Employment Agreement if his employment terminated under the circumstances described above, and assuming for purposes of this illustration that the termination of employment occurred on March 30, 2014, would be $1,062,922. This amount is equal to Mr. Desai’s base salary in effect on the termination date calculated for the remainder of the period of the Employment Agreement plus his annual target incentive in effect on the termination date calculated for the remainder of the period of the Employment Agreement.

Simon Biddiscombe

On May 17, 2013, the Company accepted the resignation of its President and CEO, Simon Biddiscombe. In connection with his resignation, Mr. Biddiscombe entered into a General Release Agreement with the Company. Under the release agreement, Mr. Biddiscombe received a separation payment of $610,500 (one year’s annual salary), and a payment of $294,261 for his earned fiscal year 2013 annual cash incentive award. He also received accelerated vesting of outstanding and unvested RSUs that were otherwise scheduled to vest on or before May 31, 2014; provided that in the case of performance RSUs only the earned and unvested portion of the award was accelerated. Vesting was accelerated for a total of 94,899 RSUs. The grant-date fair value of these accelerated RSUs based on the closing price of a share of the Company’s common stock on May 17, 2013, the date of award modification for accounting purposes, was $944,245. Pursuant to the 2005 Plan, any unvested options and RSU awards held by Mr. Biddiscombe on the date of termination of his employment (after giving effect to the vesting described above) were immediately forfeited. Upon termination of his employment Mr. Biddiscombe also became entitled to payments to cover the cost of COBRA premiums for him and his dependents through May 31, 2014. For fiscal year 2014, QLogic’s cost to pay Mr. Biddiscombe’s COBRA premiums was $20,589. The agreement also included a release by Mr. Biddiscombe of claims against the Company.

Robert B. Crawford

On June 16, 2014, the Company accepted the resignation of its Senior Vice President, Worldwide Sales, Robert B. Crawford. In connection with his resignation, Mr. Crawford entered into a General Release Agreement with the Company. Under the release agreement, Mr. Crawford received a lump sum payment of $156,000 and a lump sum payment of $22,270 as reimbursement by the Company for 12 months of his COBRA premiums. The agreement also included a release by Mr. Crawford of any claims against the Company.

PROPOSAL NO. 2

AMENDMENTS TO THE QLOGIC CORPORATION

2005 PERFORMANCE INCENTIVE PLAN

General

At the Annual Meeting, stockholders will be asked to approve amendments to the QLogic Corporation 2005 Performance Incentive Plan, as amended (the “2005 Plan”), which were previously adopted by the Board of Directors, subject to stockholder approval, on July 10, 2014.

•	Extension of Plan Term. The 2005 Plan is currently scheduled to expire in June 2015. The proposed amendments would extend the term of the 2005 Plan until July 10, 2024.

•

Reduction in Aggregate Share Limit.    The 2005 Plan currently limits the aggregate number of shares of the Company’s common stock that may be delivered pursuant to all awards granted under the plan to 25,100,000 shares. The proposed amendments would decrease this limit by 3,158,270 shares so that the new aggregate share limit for the 2005 Plan would be 21,941,730 shares. (This number excludes shares that were originally subject to awards originally granted under the Company’s Stock Awards Plan (the “Prior Plan”) and became available for grant purposes under the 2005 Plan upon termination of the award.)

•

Change in Share-Counting Rules.    The 2005 Plan currently provides that shares that are exchanged by a participant or withheld by the Company as payment in connection with an award under the plan, as well as any shares exchanged by a participant or withheld by the Company to satisfy the tax withholding obligations related to any award, are not available for subsequent awards under the plan. Under the proposed amendments, effective as of the Annual Meeting date, any such shares that are exchanged by a participant or withheld by the Company as payment of a “full-value award” (which generally includes awards other than stock option grants and stock appreciation rights), or to satisfy the tax withholding obligations related to such an award, would be available for subsequent awards under the 2005 Plan (with any such shares becoming available for subsequent awards taking into account the premium share-counting rule for full-value awards described below).

•

Extension of Performance-Based Award Feature.    One element of the 2005 Plan is the flexibility to grant certain performance-based awards designed to satisfy the requirements for deductibility of compensation under Section 162(m) of the U.S. Internal Revenue Code. These awards are referred to as “Performance-Based Awards” and are in addition to other awards, such as stock options and stock appreciation rights, expressly authorized under the 2005 Plan which may also qualify as performance-based compensation for Section 162(m) purposes. If stockholders approve this 2005 Plan proposal, the Performance-Based Award feature of the 2005 Plan will be extended through the first annual meeting of stockholders that occurs in 2019 (this expiration time is earlier than the general expiration date of the 2005 Plan and is required under applicable tax rules). (See “Summary Description of the 2005 Performance Incentive Plan — Performance-Based Awards” below.)

•

Other Amendments.    The proposed 2005 Plan includes other technical amendments to update our plan terms consistent with equity plan terms typical in the industry. Such amendments are included in the full text of the attached amended and restated 2005 Plan, which has been filed as Exhibit A to the copy of this Proxy Statement that was filed electronically with the Securities and Exchange Commission and can be reviewed on the Securities and Exchange Commission’s Web site at http://www.sec.gov.

As of July 1, 2014, a total of 14,275,698 shares of our common stock were then subject to outstanding awards granted under the 2005 Plan, and 10,758,270 shares of the Company’s common stock were then available for new award grants under the 2005 Plan. As noted above, the Company is not seeking an increase in the number of shares available for grant under the 2005 Plan. Rather, the Company has determined, subject to stockholder approval of the proposed amendments, to reduce the number of shares available for grant under the plan as described above. For all of the Company’s equity incentive plans (including the 2005 Plan), as of July 1, 2014, a total of 10,487,617 shares of the Company’s common stock were subject to outstanding options (with a weighted-average exercise price of $15.87 and a weighted-average remaining term of 4.30 years), and a total of

4,288,147 shares of the Company’s common stock were subject to outstanding full-value awards. In each case, these numbers are calculated assuming that outstanding full-value awards subject to market-based vesting requirements are ultimately paid out at target levels of performance. The Company’s outstanding options generally may not be transferred to third parties for value and do not include dividend equivalent rights.

The Company believes that incentives and stock-based awards focus employees on the objective of creating stockholder value and promoting the success of the Company, and that incentive compensation plans like the 2005 Plan are an important attraction, retention and motivation tool for participants in the plan. The Board of Directors believes the foregoing amendments are important to give the Company flexibility to structure future incentives and better attract, retain and award key employees and other participants in the plan.

If stockholders do not approve this 2005 Plan proposal, the current share limits, term and other provisions of the 2005 Plan will continue in effect.

Burn Rate Commitment

If stockholders approve the proposed amendments to the 2005 Plan, equity-based awards granted by the Company during its 2015, 2016 and 2017 fiscal years will be structured such that the Company’s average annual burn rate with respect to such grants will not exceed 5.49% over this three-year period. For this purpose, the “burn rate” for any one particular fiscal year means the total number of shares of Company common stock issuable upon exercise or payment, as the case may be, of the equity-based awards granted by the Company in that fiscal year divided by the Company’s weighted average total number of shares of common stock issued and outstanding during that particular fiscal year. In calculating the burn rate, shares issuable upon exercise or payment, as the case may be, of equity-based awards other than options and stock appreciation rights will be counted as 2.50 shares for each share actually issuable in respect of the award (as opposed to the 1.75 multiplier set forth in our 2005 Plan) and shares issued pursuant to performance-based equity awards will be allocated to the year in which such shares are “earned” based on performance (as opposed to the year in which the award was granted). Shares issued in respect of equity-based awards that are initially granted by other entities and that are assumed or substituted for by the Company in connection with mergers and acquisitions will not be counted for purposes of calculating the burn rate. For more information on the potential dilutive impact of the 2005 Plan proposal on stockholders and our historical grant rates, please see “Potential Dilution” below.

Summary Description of the 2005 Performance Incentive Plan

The following is a summary of the principal features of the 2005 Plan, as amended by the Board. This summary, however, does not purport to be a complete description of all of the provisions of the 2005 Plan and is qualified in its entirety by the full text of the attached amended and restated 2005 Plan, which has been filed as Exhibit A to the copy of this Proxy Statement that was filed electronically with the Securities and Exchange Commission and can be reviewed on the Securities and Exchange Commission’s Web site at http://www.sec.gov. A copy of the amended and restated version of the 2005 Plan document may also be obtained without charge by writing the Secretary of the Company at our principal executive office.

Purpose.    The purpose of the 2005 Plan is to promote the success of QLogic and the interests of our stockholders by providing an additional means for us to attract, motivate, retain and reward directors, officers, employees and other eligible persons through the grant of awards and incentives for high levels of individual performance and improved financial performance of QLogic. Equity-based awards are also intended to further align the interests of award recipients and our stockholders.

Administration.    Our Board of Directors or one or more committees appointed by our Board of Directors will administer the 2005 Plan. Our Board of Directors has delegated general administrative authority for the 2005 Plan to the Compensation Committee. A committee may delegate some or all of its authority with respect to the 2005 Plan to another committee of directors, and certain limited authority to grant awards to employees may be delegated to one or more of our officers. (The appropriate acting body, be it the Board of Directors, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this proposal as the “Administrator”).

The Administrator has broad authority under the 2005 Plan with respect to award grants including, without limitation, the authority:

•	to select participants and determine the type(s) of award(s) that they are to receive;

•	to determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award;

•	to cancel, modify, or waive our rights with respect to, or modify, discontinue, suspend, or terminate, any or all outstanding awards, subject to any required consents;

•	to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards;

•	subject to the other provisions of the 2005 Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award; and

•

to allow the purchase price of an award or shares of our common stock to be paid for in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of our common stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice and third party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law.

No Repricing.    In no case (except due to an adjustment to reflect a stock split or other event referred to under “Adjustments” below, or any repricing that may be approved by stockholders) will the Administrator (1) amend an outstanding stock option or stock appreciation right to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for an option or stock appreciation right with an exercise or base price that is less than the exercise or base price of the original award.

Eligibility.    Persons eligible to receive awards under the 2005 Plan include our officers, employees, directors and certain of our consultants and advisors. Currently, 782 of our officers and employees (including each of the named executive officers currently employed by us) and each of our seven non-employee directors are considered eligible under the 2005 Plan. A summary of the material terms of the director grant program adopted by the Board under the 2005 Plan can be found under the heading “Director Compensation — Stock Awards” in Proposal One above.

Authorized Shares; Limits on Awards.    The maximum number of shares of our common stock that may be issued or transferred pursuant to awards under the 2005 Plan currently equals the sum of (i) 25,100,000 shares, plus (ii) the number of shares subject to stock option grants under the Prior Plan and outstanding on August 23, 2005 (the date of the 2005 Annual Meeting) which expire, or for any reason are canceled or terminated, after August 23, 2005 without being exercised. No additional awards will be granted under the Prior Plan. As described above, if stockholders approve the proposed amendments, the number of shares referred to in clause (i) above would be reduced to 21,941,730 shares.

Shares issued in respect of any “full-value award” granted under the 2005 Plan are counted against the share limit described in the preceding paragraph as 1.75 shares for every one share issued in connection with the award. For example, if 100 shares were issued as a stock bonus under the 2005 Plan, 175 shares would be charged against the share limit with respect to that award. For this purpose, a “full-value award” generally means any award granted under the 2005 Plan other than a stock option or stock appreciation right.

The following other limits are also contained in the 2005 Plan:

•	The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the 2005 Plan is 40,000,000 shares.

•	The maximum number of shares subject to those options and stock appreciation rights that are granted during any calendar year to any individual under the 2005 Plan is 4,000,000 shares.

•

“Performance-Based Awards” under Section 5.2 of the 2005 Plan granted to a participant in any one calendar year will not provide for payment of more than (1) in the case of awards payable only in cash and not related to shares, $5,000,000, and (2) in the case of awards related to shares (and in addition to options and stock appreciation rights which are subject to the limit referred to above), 4,000,000 shares.

To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the 2005 Plan. In the event that shares are delivered in respect of a dividend equivalent right, only the number of shares delivered with respect to the award shall be counted against the share limits of the 2005 Plan. To the extent that shares are delivered pursuant to the exercise of a stock appreciation right or stock option, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits, as opposed to only counting the shares actually issued. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares will be charged against the applicable share limits with respect to such exercise.) Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2005 Plan will again be available for subsequent awards under the 2005 Plan. Under the current plan provisions, shares that are exchanged by a participant or withheld by the Company to pay the exercise price of an award granted under the 2005 Plan, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any award, are not available for subsequent awards under the 2005 Plan. If stockholders approve the proposed amendments, effective as of the Annual Meeting date, shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any full-value award granted under the 2005 Plan, as well as any shares exchanged by a participant or withheld by the Company to satisfy the tax withholding obligations related to any full-value award granted under the 2005 Plan, will be available for subsequent awards under the 2005 Plan (with any such shares becoming available for subsequent awards taking into account the premium share-counting rule discussed above for full-value awards). Shares that are exchanged by a participant or withheld by the Company to pay the exercise price of a stock option or stock appreciation right granted under the 2005 Plan, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any stock option or stock appreciation right, will not be available for subsequent awards under the 2005 Plan.

The Company may not increase the applicable share limits of the 2005 Plan by repurchasing shares of common stock on the market (by using cash received through the exercise of stock options or otherwise). In addition, the 2005 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of the Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2005 Plan.

Types of Awards.    The 2005 Plan authorizes stock options, stock appreciation rights, restricted stock, stock bonuses and other forms of awards granted or denominated in our common stock or units of our common stock, as well as cash bonus awards pursuant to Section 5.2 of the 2005 Plan. The 2005 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be paid or settled in cash.

A stock option is the right to purchase shares of our common stock at a future date at a specified price per share (the “exercise price”). The per share exercise price of an option generally may not be less than the fair market value of a share of our common stock on the date of grant. The maximum term of an option is ten years from the date of grant. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under “Federal Income Tax Consequences of Awards under the 2005 Plan” below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the Internal Revenue Code and the 2005 Plan. Incentive stock options may only be granted to our employees. The Company’s outstanding options and stock appreciation rights generally may not be transferred to third parties for value and do not include dividend equivalent rights.

A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of a share of our common stock on the date of exercise of the stock appreciation right over the base price of the stock appreciation right. The base price will be established by the Administrator at the time of grant of the stock appreciation right and generally cannot be less than the fair market value of a share of our common stock on the date of grant. Stock appreciation rights may be granted in connection with other awards or independently. The maximum term of a stock appreciation right is ten years from the date of grant.

The other types of awards that may be granted under the 2005 Plan include, without limitation, stock bonuses, restricted stock, performance stock, stock units, dividend equivalents, or similar rights to purchase or acquire shares, and cash awards granted consistent with Section 5.2 of the 2005 Plan as described in “Performance-Based Awards” below.

Performance-Based Awards.    The Administrator may grant awards that are intended to be performance-based awards within the meaning of Section 162(m) of the Internal Revenue Code (“Performance-Based Awards”). Performance-Based Awards are in addition to any of the other types of awards that may be granted under the 2005 Plan (including options and stock appreciation rights which may also qualify as performance-based awards for Section 162(m) purposes). Performance-Based Awards may be in the form of restricted stock, performance stock, stock units, other rights, or cash bonus opportunities. There can be no assurance, however, that the compensation intended to qualify for deductibility under Section 162(m) awarded or paid by the Company will be fully deductible.

The vesting or payment of Performance-Based Awards (other than options or stock appreciation rights) will depend on the absolute or relative performance of QLogic on a consolidated, subsidiary, segment, division, or business unit basis. The Administrator will establish the criterion or criteria and target(s) on which performance will be measured. The Administrator must establish criteria and targets in advance of applicable deadlines under the Internal Revenue Code and while the attainment of the performance targets remains substantially uncertain. The criteria that the Administrator may use for this purpose will include one or more of the following: earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), total stockholder return, gross revenue, revenue growth, operating income (before or after taxes), net earnings (before or after interest, taxes, depreciation and/or amortization), return on equity or on assets or on net investment, cost containment or reduction, the fair market value of a share of our common stock, or any combination thereof. The performance measurement period with respect to an award may range from three months to ten years. Performance targets will be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets.

Performance-Based Awards may be paid in stock or in cash (in either case, subject to the limits described under the heading “Authorized Shares; Limits on Awards” above). Before any Performance-Based Award (other than an option or stock appreciation right) is paid, the Administrator must certify that the performance target or targets have been satisfied. The Administrator has discretion to determine the performance target or targets and any other restrictions or other limitations of Performance-Based Awards and may reserve discretion to reduce payments below maximum award limits.

Deferrals; Dividend Equivalents. The Administrator may provide for the deferred payment of awards, and may determine the other terms applicable to deferrals. The Administrator may provide that awards under the 2005 Plan (other than options or stock appreciation rights), and/or deferrals, earn dividends or dividend equivalents based on the amount of dividends paid on outstanding shares of Common Stock, provided that as to any dividend equivalent rights granted in connection with an award granted under the 2005 Plan that is subject to performance-based vesting requirements, no dividend equivalent payment will be made unless the related performance-based vesting conditions of the award are satisfied (or, in the case of a restricted stock or similar award where the dividend must be paid as a matter of law, the dividend payment will be subject to forfeiture or repayment, as the case may be, if the related performance-based vesting conditions are not satisfied).

Assumption and Termination of Awards.    Generally, and subject to limited exceptions set forth in the 2005 Plan, if the Company dissolves or undergoes certain corporate transactions such as a merger, business combination, or other reorganization, or a sale of substantially all of its assets, all awards then-outstanding under the 2005 Plan will become fully vested or paid, as applicable, and will terminate or be terminated in such circumstances, unless the Administrator provides for the assumption, substitution or other continuation of the award. The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2005 Plan. For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a corporate event that is not described above and provide that any such acceleration shall be automatic upon the occurrence of any such event.

Transfer Restrictions.    Subject to certain exceptions contained in Section 5.7 of the 2005 Plan, awards under the 2005 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws and are not made for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting securities are held by the award recipient or by the recipient’s family members).

Adjustments.    As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2005 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

No Limit on Other Authority.    The 2005 Plan does not limit the authority of the Board of Directors or any committee to grant awards or authorize any other compensation, with or without reference to our common stock, under any other plan or authority.

Termination of or Changes to the 2005 Plan.    The Board of Directors may amend or terminate the 2005 Plan at any time and in any manner. Stockholder approval for an amendment will be required only to the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the Internal Revenue Code to preserve the intended tax consequences of the 2005 Plan. For example, stockholder approval will be required for any amendment that proposes to increase the maximum number of shares that may be delivered with respect to awards granted under the 2005 Plan. (Adjustments as a result of stock splits or similar events will not, however, be considered an amendment requiring stockholder approval.) Currently, unless terminated earlier by the Board of Directors, the authority to grant new awards under the 2005 Plan will terminate on June 8, 2015. If stockholders approve the proposed amendments, the term of the 2005 Plan will be extended until July 10, 2024. Outstanding awards, as well as the Administrator’s authority with respect thereto, generally will continue following the expiration or termination of the plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.

U.S. Federal Income Tax Consequences of Awards under the 2005 Plan

The U.S. federal income tax consequences of the 2005 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2005 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or international tax consequences.

With respect to nonqualified stock options, we are generally entitled to deduct, and the participant recognizes, taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, we are generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.

The current federal income tax consequences of other awards authorized under the 2005 Plan generally follow certain basic patterns: nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, stock appreciation rights, cash and stock-based performance awards, dividend equivalents, stock units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, we will generally have a corresponding deduction at the time the participant recognizes income.

If an award is accelerated under the 2005 Plan in connection with a “change in control” (as this term is used under the Internal Revenue Code), we may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the Internal Revenue Code (and certain related excise taxes may be triggered). Furthermore, we may not be permitted in certain circumstances to deduct the aggregate compensation in excess of $1 million attributable to awards that are not “performance-based” within the meaning of Section 162(m) of the Internal Revenue Code.

Specific Benefits under the 2005 Performance Incentive Plan

The Company has not approved any awards that are conditioned upon stockholder approval of the proposed amendments to the 2005 Plan. The Company is not currently considering any other specific award grants under the 2005 Plan (other than the annual equity grants made to our non-employee directors as described under “Director Compensation” above). If the proposed amendments to the 2005 Plan had been in effect in fiscal year 2014, the Company expects that its award grants for fiscal year 2014 would not have been substantially different from those actually made in that year under the 2005 Plan. For information regarding stock-based awards granted to the Company’s named executive officers during fiscal year 2014, see the “Grants of Plan-Based Awards in Fiscal Year 2014” table above.

The closing price for a share of the Company’s common stock as of July 1, 2014 was $10.25 per share, and the Company’s total number of outstanding shares of common stock on that date was 87,809,533.

Potential Dilution

This section includes additional information to help you assess the potential dilutive impact of the Company’s equity awards and the proposed amendments to the 2005 Plan.

The following table shows the total number of shares of our common stock that were subject to outstanding restricted stock unit awards granted under the 2005 Plan, that were subject to outstanding stock options granted under the 2005 Plan, and that were then available for new award grants under the 2005 Plan as of March 30, 2014 and as of July 1, 2014. (In this 2005 Plan proposal, except as expressly noted in the presentation of burn rates, the number of shares of the Company’s common stock subject to restricted stock unit awards granted during any particular period or outstanding on any particular date is presented based on the actual number of shares of the Company’s common stock covered by those awards (without taking into account the share-counting ratio for full-value awards under the 2005 Plan described above). For awards subject to performance-based vesting requirements, the number of shares presented is based on the target level of performance. The share numbers presented in this section do not include shares that employees may purchase pursuant to the Company’s 1998 Employee Stock Purchase Plan.)

	As of March 30, 2014	As of July 1, 2014
Shares subject to outstanding restricted stock unit awards (excluding performance-based vesting awards)	3,611,092	3,886,922
Shares subject to outstanding performance-based vesting restricted stock unit awards	422,885	401,225
Shares subject to outstanding stock options	10,483,106	9,987,551
Shares available for new award grants	12,556,724	10,758,270

As of March 30, 2014, a total of 15,236,985 shares of the Company’s common stock were subject to all outstanding awards granted under the 2005 Plan, as well as the Company’s prior stock incentive plans (referred to as the Company’s “overhang”). Of these shares, 3,611,092 shares were then subject to outstanding restricted stock unit awards (excluding performance-based vesting awards), 422,885 shares were subject to outstanding performance-based vesting restricted stock unit awards, and 11,203,008 shares were then subject to outstanding stock options.

As of July 1, 2014, a total of 14,775,764 shares of the Company’s common stock were subject to all outstanding awards granted under the 2005 Plan, as well as the Company’s prior stock incentive plans. Of these shares, 3,886,922 shares were then subject to outstanding restricted stock unit awards (excluding performance-based vesting awards), 401,225 shares were subject to outstanding performance-based vesting restricted stock unit awards, and 10,487,617 shares were then subject to outstanding stock options.

The weighted-average number of shares of the Company’s common stock issued and outstanding in each of the last three fiscal years was 101,766,053 shares issued and outstanding in fiscal year 2012; 93,559,547 shares issued and outstanding in fiscal year 2013; and 87,612,042 shares issued and outstanding in fiscal year 2014. The number of shares of the Company’s common stock issued and outstanding as of March 30, 2014 and July 1, 2014 was 87,169,802 shares and 87,809,533 shares, respectively.

The total number of shares of the Company’s common stock subject to awards that the Company granted under the 2005 Plan over the last three fiscal years, and to date (as of July 1, 2014) for fiscal year 2015, are as follows:

•

3,448,856 shares in fiscal year 2012 (which was 3.4% of the weighted-average number of shares of the Company’s common stock issued and outstanding in fiscal year 2012), of which 1,655,899 shares were subject to restricted stock unit awards (excluding performance-based vesting awards), 163,400 shares were subject to performance-based vesting restricted stock unit awards, and 1,629,557 shares were subject to stock options;

•

3,319,699 shares in fiscal year 2013 (which was 3.5% of the weighted-average number of shares of the Company’s common stock issued and outstanding in fiscal year 2013), of which 1,753,323 shares were subject to restricted stock unit awards (excluding performance-based vesting awards), 179,200 shares were subject to performance-based vesting restricted stock unit awards, and 1,387,176 shares were subject to stock options;

•

2,656,098 shares in fiscal year 2014 (which was 3.0% of the weighted-average number of shares of the Company’s common stock issued and outstanding in fiscal year 2014), of which 2,207,130 shares were subject to restricted stock unit awards (excluding performance-based vesting awards), 373,500 shares were subject to performance-based vesting restricted stock unit awards, and 75,468 shares were subject to stock options; and

•

1,717,305 shares through July 1, 2014 in fiscal year 2015 (which was 2.0% of the number of shares of the Company’s common stock issued and outstanding as of July 1, 2014), of which 1,593,519 shares were subject to restricted stock unit awards (excluding performance-based vesting awards), 91,700 shares were subject to performance-based vesting restricted stock unit awards, and 32,086 shares were subject to stock options.

As noted above, if stockholders approve the proposed amendments to the 2005 Plan, equity-based awards granted by the Company during its 2015, 2016 and 2017 fiscal years will be structured such that the Company’s average annual burn rate with respect to such grants will not exceed 5.49% over this three-year period, with the burn rate for these purposes being determined in accordance with the methodology described above on page 43. Using this methodology (including the counting of shares issuable pursuant to equity-based awards other than options and stock appreciation rights as 2.50 shares for each share actually issuable in respect of the award), our burn rates for fiscal years 2012, 2013 and 2014 would have been 5.67%, 6.63% and 6.50%, respectively, for a three-year average burn rate of 6.27%.

The Compensation Committee is sensitive to stockholder concerns about stock usage. As a consequence, management and the Compensation Committee continually monitor the dilutive impact of grants made under the Company’s equity compensation program and the following points should be taken into account in assessing our historical burn rates:

•

Our fiscal year 2014 burn rate was affected by several non-routine events during the year. On February 3, 2014, Prasad L. Rampalli joined us as our new CEO. As part of his employment package he was granted a time-based RSU award of 250,000 shares of the Company’s common stock and a market-based RSU award of 250,000 shares of the Company’s common stock. In addition, we entered into a new employment agreement with Mr. Desai in December 2013 to help with the transition to a new CEO, and in connection with his new employment agreement, Mr. Desai was granted a time-based RSU award of 136,636 shares of the Company’s common stock. Mr. Rampalli’s and Mr. Desai’s time-based RSUs are counted as part of our fiscal year 2014 burn rate; however, Mr. Rampalli and Mr. Desai did not receive an additional equity award in May 2014 when we made our regular company-wide equity awards for fiscal year 2015.

•

In fiscal year 2014, we acquired the 10/40/100 Gb Ethernet controller-related assets from Broadcom and in connection with this acquisition approximately 140 employees joined the Company. As part of offering competitive compensation packages to these new employees and putting in place a retention plan for key employees, we granted time-based RSU awards for 463,100 shares of the Company’s common stock to these new employees with vesting over a four-year period. If we exclude this acquisition-related equity from our calculation we have a burn rate of 5.18% for fiscal year 2014.

•

The Company’s capital allocation policy has been to use free cash flow for opportunities to expand our business and, to the extent there is excess cash flow, to use free cash flow to fund our stock repurchase programs. During the last three fiscal years, the Company has repurchased over 23,000,000 shares of our common stock, or approximately 22% of the shares outstanding as of the end of fiscal year 2011. Since the burn rate is calculated by dividing share usage by weighted average shares outstanding, our stock repurchase program has increased our three-year average burn rate by 0.82%.

•

The Compensation Committee has taken several steps to limit share usage under our equity compensation programs. As explained in the “Compensation Discussion and Analysis” above, the Compensation Committee has gradually reduced the target equity for named executive officers from the 65th percentile of market in fiscal 2012, to the 60th percentile of market in fiscal 2013, to the 50th percentile of market for fiscal year 2014. Similar reductions of target equity grant levels were made for all participants in the Company’s equity plans. In addition, equity grants are being made to fewer positions within the Company to further reduce share usage under our equity compensation plans.

The Compensation Committee anticipates that the number of shares that would be available for new award grants under the 2005 Plan after the Annual Meeting (assuming that stockholders approve the proposed amendments to the 2005 Plan and after giving effect to the proposed reduction in the 2005 Plan share limit described above, and assuming usual levels of shares becoming available for new awards as a result of forfeitures of outstanding awards) will provide the Company with flexibility to continue to grant equity awards under the 2005 Plan through approximately the end of fiscal year 2016. However, this is only an estimate, in the Company’s judgment, based on current circumstances. The total number of shares that are subject to the Company’s award grants in any one year or from year-to-year may change based on any number of variables, including, without limitation, the value of the Company’s common stock (since higher stock prices generally require that fewer shares be issued to produce awards of the same grant date fair value), changes in competitors’ compensation practices or changes in compensation practices in the market generally, changes in the number of employees, changes in the number of directors and officers, whether and the extent to which vesting conditions applicable to equity-based awards are satisfied, acquisition activity and the need to grant awards to new employees in connection with acquisitions, the need to attract, retain and incentivize key talent, the type of awards the Company grants and how the Company chooses to balance total compensation between cash and equity-based awards.

Aggregate Past Grants Under the 2005 Plan

As of July 1, 2014, awards covering 38,282,494 shares of our common stock had been granted under the 2005 Plan, which includes 436,371 shares related to certain performance-based awards issued in connection with our previous acquisitions. (This number of shares includes shares subject to awards that expired or terminated without having been exercised and paid and became available for new award grants under the 2005 Plan.) The following table shows information regarding the distribution of those awards, excluding the performance-based awards, among the persons and groups identified below, option exercises and RSU vesting prior to and option and unvested RSU holdings as of that date.

	Stock Options				Restricted Stock Units
	Number of Shares Subject to Past Option Grants	Number of Shares Acquired on Exercise	Number of Shares Underlying Options as of July 1, 2014		Number of RSUs Subject to Past Grants	Number of RSUs Vested as of July 1, 2014	Number of RSUs Outstanding and Unvested as of July 1, 2014
Name and Position			Exercisable	Unexercisable
Executive Group:

Prasad L. Rampalli	—		—	—	500,000	—	500,000
Director, President
and Chief Executive Officer

Jean Hu	144,800	—	97,400	47,400	217,399	33,080	172,079
Senior Vice President and
Chief Financial Officer

Roger J. Klein	434,800	62,500	346,100	26,200	188,600	101,560	72,920
Senior Vice President and
General Manager, Fibre Channel
Products

H.K. Desai	2,191,000	225,000	1,887,250	—	795,336	493,470	—
Former Chairman of the Board
and Executive Chairman*

Simon Biddiscombe	659,588	—	—	—	271,756	175,277	—
Former President and
Chief Executive Officer**

Robert B. Crawford	129,800	—	86,150	—	104,300	26,405	—
Former Senior Vice President,
Worldwide Sales***
All current Executive Officers, as a Group (3 persons)****:	579,600	62,500	443,500	73,600	905,999	134,640	744,999
Non-Executive Director Group:
John T. Dickson	32,086	—	—	32,086	12,012	—	12,012
Balakrishnan S. Iyer	134,662	—	126,657	8,005	29,780	22,631	7,149
Christine King	27,343	—	8,272	19,071	11,702	3,147	8,555
Kathryn B. Lewis	112,662	—	104,657	8,005	23,780	16,631	7,149
D. Scott Mercer	71,076	—	63,071	8,005	16,780	9,631	7,149
George D. Wells	134,662	—	126,657	8,005	29,780	22,631	7,149
William M. Zeitler	71,076	—	63,071	8,005	16,780	9,631	7,149
Total for Non-Executive Director Group:	583,567	—	492,385	91,182	140,614	84,302	56,312
Each other person who has received 5% or more of the options, warrants or rights under the 2005 Plan	N/A	N/A	N/A	N/A	N/A	N/A	N/A
All employees, including all current officers who are not executive officers or directors, as a group	23,507,184	3,816,844	8,459,615	427,269	12,129,159	5,785,967	3,486,836
Total	24,670,351	3,879,344	9,395,500	592,051	13,175,772	6,004,909	4,288,147

*	Mr. Desai passed away on June 8, 2014.

**	Mr. Biddiscombe resigned effective May 17, 2013.

***	Mr. Crawford resigned effective June 16, 2014.

****	Mr. Carrozza joined us on July 3, 2014 and is therefore not included in this table.

Mr. Rampalli and each of the non-executive directors identified above (except for Ms. Lewis) is a nominee for re-election as a director at the 2014 Annual Meeting.

Equity Compensation Plan Information

For more information on our equity compensation plans, please see “Equity Compensation Plan Information” on page 56 below.

Vote Required for Approval of the Amendments to the 2005 Performance Incentive Plan

The Board of Directors believes that the approval of the amendments to the 2005 Plan will promote the interests of QLogic and its stockholders and will help us continue to be able to attract, retain and reward persons important to our success.

All members of the Board of Directors and all of the Company’s executive officers are eligible for awards under the 2005 Plan and thus have a personal interest in the 2005 Plan.

Approval of the amendments to the 2005 Plan requires the affirmative vote of a majority of the common stock present in person or represented by proxy and entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE AMENDMENTS TO THE 2005 PERFORMANCE INCENTIVE PLAN AS DESCRIBED ABOVE AND SET FORTH IN THE AMENDED AND RESTATED QLOGIC CORPORATION 2005 PERFORMANCE

INCENTIVE PLAN (WHICH IS AVAILABLE AS DESCRIBED IN THE FIRST PARAGRAPH UNDER “SUMMARY DESCRIPTION OF THE 2005 PERFORMANCE INCENTIVE PLAN” ABOVE).

PROPOSAL NO. 3

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Pay that reflects performance and alignment of pay with the long-term interests of our stockholders are key principles that underlie our executive compensation program. For a detailed description of the compensation we provide to our named executive officers, please see the “Compensation Discussion and Analysis” beginning on page 18 of this proxy statement and the compensation tables and narratives that follow that discussion.

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), stockholders have the opportunity to vote, on an advisory basis, on the compensation of our named executive officers. This is often referred to as a “say on pay,” and provides you, as a stockholder, with the ability to cast an advisory vote with respect to our fiscal year 2014 executive compensation programs and policies and the compensation paid to the named executive officers as disclosed in this proxy statement through the following resolution:

“RESOLVED, that the stockholders approve the compensation of the named executive officers, as described in the Compensation Discussion and Analysis section and in the compensation tables and accompanying narrative disclosure in this proxy statement.”

As an advisory vote, this proposal is not binding upon the Company, the Board of Directors or the Compensation Committee, and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the Board of Directors or the Compensation Committee. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by stockholders by means of their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

The Company’s current policy is to provide stockholders with an opportunity to approve the compensation of the named executive officers each year at the annual meeting of stockholders. It is expected that the next such vote will occur at the 2015 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”

THE ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION.

PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed KPMG LLP to serve as our independent registered public accounting firm for fiscal year 2015. KPMG LLP has served as our independent registered public accounting firm since our inception. One or more representatives of KPMG LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

This matter is not required to be submitted for stockholder approval, but the Board of Directors, as a matter of good corporate practice, has elected to seek ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2015 by seeking the affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”

THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2015.

If the appointment is not ratified, the Audit Committee will consider whether it should select another independent registered public accounting firm.

PRINCIPAL ACCOUNTANTS’ FEES

In connection with the audit of the consolidated financial statements for the fiscal year ended March 30, 2014, QLogic entered into an engagement letter with KPMG LLP that set forth the terms by which KPMG would perform audit services for us. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

For the fiscal years ended March 30, 2014 and March 31, 2013, we incurred fees for services rendered by KPMG LLP in the following amounts:

	Fiscal Year 2014	Fiscal Year 2013
Audit Fees	$1,481,000	$1,325,000
Audit-Related Fees	—	—
Tax Fees	114,000	111,000
All Other Fees	—	—

Tax Fees in fiscal years 2014 and 2013 consist of tax compliance and consulting, including international tax advice.

The Audit Committee has adopted a policy regarding the pre-approval of audit and non-audit services to be provided by our independent registered public accounting firm. The policy provides that KPMG LLP is required to seek pre-approval by the Audit Committee (or a designated member of the committee) of all audit, tax and other non-audit related services by providing a description of the services to be performed and specific fee estimates for each such service. In fiscal year 2014, all fees of KPMG LLP were pre-approved by the Audit Committee.

The Audit Committee has concluded that the performance by KPMG LLP of the above non-audit services is compatible with maintaining the independence of KPMG LLP.

AUDIT COMMITTEE REPORT

Management has primary responsibility for the Company’s financial statements and financial reporting process, including the Company’s system of internal accounting controls. The independent registered public accounting firm is responsible for auditing the Company’s financial statements. As described more fully in its charter, the Audit Committee oversees the Company’s financial reporting processes and systems of internal accounting controls, the independence and performance of the independent registered public accounting firm and the performance of the internal auditors. The Audit Committee charter is available on our website at www.qlogic.com.

The Audit Committee has reviewed the Company’s audited consolidated financial statements and discussed such statements with management and the independent registered public accounting firm. Management has represented to the Audit Committee that the consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee has discussed with the independent registered public accounting firm its evaluation of the accounting principles, practices and judgments applied by management, and the Audit Committee has discussed any items required to be communicated to it by the independent registered public accounting firm in accordance with standards of the Public Company Accounting Oversight Board.

The Audit Committee also received from the independent registered public accounting firm written disclosures as provided for in the requirements of the Public Company Accounting Oversight Board describing any relationships with the Company that may bear on the auditors’ independence and has discussed with the independent registered public accounting firm its independence from the Company and its management. When evaluating independence, the Audit Committee considered whether the services of the independent registered public accounting firm to the Company beyond those rendered in connection with its audit and review of the Company’s consolidated financial statements were compatible with maintaining its independence. The Audit Committee also reviewed, among other things, the amount of fees paid to the independent registered public accounting firm for audit and non-audit services.

Based on the review and discussions noted above, and the report of the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended March 30, 2014, for filing with the Securities and Exchange Commission.

Each member of the Audit Committee meets the independence requirements of The NASDAQ Stock Market, and Messrs. Iyer, Mercer and Wells are “audit committee financial experts” as defined by rules adopted by the Securities and Exchange Commission.

The Audit Committee

Balakrishnan S. Iyer, Chair

Kathryn B. Lewis

D. Scott Mercer

George D. Wells

The information contained in the above report shall not be deemed to be “soliciting material” or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference in any future filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent specifically incorporated by reference therein.

RELATED PERSON TRANSACTIONS AND PROCEDURES

Pursuant to its written charter, the Audit Committee of the Board has the responsibility to review and discuss with management and approve any transactions or courses of dealing with related parties, which includes any transaction in which (i) the amount exceeds $120,000, (ii) the Company is, was or is proposed to be a participant and (iii) such person or such person’s immediate family members has, had or may have a direct or indirect material interest (a “Related Person Transaction”). During this process, Related Person Transactions are disclosed to all Board members. The Audit Committee intends to approve only those Related Person Transactions that are in the best interests of the Company and our stockholders. During fiscal year 2014, there were no transactions or series of related transactions to which the Company was or is a party involving an amount in excess of $120,000 and in which any director, executive officer, holder of more than five percent (5%) of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest as defined by SEC rules and regulations.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and beneficial owners of more than 10% of our common stock to file various reports with the SEC concerning their ownership and changes in ownership of our securities. Copies of these filings must be furnished to us. To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during our fiscal year 2014, our directors, executive officers and 10% beneficial owners have complied with all Section 16(a) filing requirements.

EQUITY COMPENSATION PLAN INFORMATION

We currently maintain the following equity compensation plans:

•	QLogic Corporation 2005 Performance Incentive Plan

•	QLogic Corporation 1998 Employee Stock Purchase Plan

•	QLogic Corporation Stock Awards Plan

•	QLogic Corporation Non-Employee Director Stock Option Plan

Each of the plans identified above was approved by our stockholders. Although there are outstanding equity-based awards under the QLogic Corporation Stock Awards Plan and the QLogic Corporation Non-Employee Director Stock Option Plan, we are no longer authorized to issue new equity-based awards under either of these plans.

The following table sets forth the number of shares of our common stock subject to outstanding awards, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of March 30, 2014:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights as of March 30, 2014		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans as of March 30, 2014 (Excluding Securities Reflected in Column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	15,236,985	(1)	$15.84	(2)	15,071,761	(3)
Equity compensation plans not approved by security holders	—		—		—

Total	15,236,985		$15.84		15,071,761

(1)	Of these shares, 11,203,008 were subject to outstanding stock options and 4,033,977 were subject to outstanding awards of RSUs (including 422,885 performance RSUs). This number does not include options outstanding under the 1998 Employee Stock Purchase Plan, as amended (the “ESPP”) for the offering period in progress on March 30, 2014 as the number of shares subject to those options is indeterminable until the end of the offering period.

(2)	This calculation does not reflect options outstanding under the ESPP for the offering period in progress on March 30, 2014 as the exercise price of those options is not determinable until the end of the offering period and does not reflect the then-outstanding RSUs.

(3)	Of these shares, 12,556,724 were available for additional award grants under the 2005 Plan and 2,515,037 were available for additional purchases under the ESPP. The shares available for awards under the 2005 Plan are, subject to certain other limits of the 2005 Plan, generally available for any type of award authorized under the 2005 Plan including stock options, stock appreciation rights, restricted stock awards, unrestricted stock awards, deferred stock awards, performance unit awards and other stock-based awards.

STOCKHOLDER PROPOSALS

Any stockholder desiring to submit a proposal for action at our 2015 Annual Meeting and include it in our Proxy Statement with respect to that meeting should arrange for the proposal to be delivered to us at our principal place of business no later than March 24, 2015, which is 120 calendar days prior to the anniversary of the mailing date of this year’s Proxy Statement, in order to be considered for possible inclusion in the Proxy Statement for that meeting. If the date of next year’s Annual Meeting is moved more than 30 days before or after the anniversary date of this year’s Annual Meeting, the deadline for inclusion of proposals in our Proxy Statement for our 2015 Annual Meeting is instead a reasonable time before we begin to print and mail the proxy materials for that meeting. Matters pertaining to such proposals, including the number and length, eligibility of persons entitled to have such proposals included, and other aspects, are regulated by the Securities Exchange Act of 1934, as amended, rules and regulations of the SEC, other laws and regulations, and our Bylaws, to which interested persons should refer. You may obtain a complete copy of our Bylaws without charge by submitting a written request to our Secretary at our principal executive office. Stockholders wishing to submit for consideration a possible board candidate should follow the procedures set forth under “Board of Directors — Committees — The Nominating and Governance Committee.”

If a stockholder wishes to present a proposal at our 2015 Annual Meeting and the proposal is not intended to be included in the Proxy Statement relating to such meeting, we must receive a written notice of the proposal no earlier than April 27, 2015 and no later than May 27, 2015 (provided, however, that if the 2015 Annual Meeting is held earlier than July 26, 2015 or later than November 3, 2015, notice by the stockholder must be delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth

(10th) day following the day on which public announcement of the date of such meeting is first made by the Company) (the “Bylaw Deadline”). The written notice must contain the additional information required by our Bylaws. If you give notice of such a proposal after the Bylaw Deadline, you may not be permitted to present the proposal to the stockholders for a vote at the meeting.

Rules of the SEC also establish a different deadline for submission of stockholder proposals that are not intended to be included in our Proxy Statement with respect to discretionary voting, which is June 7, 2015 for our 2015 Annual Meeting (the “Discretionary Vote Deadline”). If you give notice of such a proposal after June 7, 2015, the proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at our 2015 Annual Meeting. Because the Bylaw Deadline is not capable of being determined until we publicly announce the date for our 2015 Annual Meeting, it is possible that the Bylaw Deadline may occur after the Discretionary Vote Deadline. In such a case, a proposal received after the Discretionary Vote Deadline but before the Bylaw Deadline would be eligible to be presented at our 2015 Annual Meeting, and we believe that the proxy holders would be allowed to use the discretionary authority granted by the proxy card to vote against the proposal at the meeting without including any disclosure of the proposal in the Proxy Statement relating to such meeting.

ANNUAL REPORT TO STOCKHOLDERS

Our Annual Report on Form 10-K for the fiscal year ended March 30, 2014, including our audited consolidated financial statements and financial statement schedule, was mailed or otherwise provided to our stockholders with this Proxy Statement. Upon request, we will provide you with an additional copy of our Annual Report on Form 10-K for fiscal year 2014 or this Proxy Statement. You should send your written requests to our Secretary, at QLogic Corporation, 26650 Aliso Viejo Parkway, Aliso Viejo, California 92656. This Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended March 30, 2014 are also available at the Company’s website at http://ir.qlogic.com and from the SEC website at http://www.sec.gov.

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single Proxy Statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single Proxy Statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that the broker or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement, or if you are receiving multiple copies of the Proxy Statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Company’s agent, Broadridge, if you hold registered shares. You can notify Broadridge by sending a written request to: Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or by calling Broadridge at (800) 542-1061.

OTHER MATTERS

We have not received notice of and do not expect any matters to be presented for a vote at the meeting, other than the proposals described in this Proxy Statement. If you grant a proxy, the person(s) named as proxy holder, or their nominee or substitute, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason, any of our nominees for director are not available, the proxy holder will vote your proxy for such other candidate or candidates nominated by the Board of Directors.

By Order of the Board of Directors

Michael L. Hawkins

Secretary

Aliso Viejo, California

July 22, 2014

STOCKHOLDERS ARE URGED TO VOTE BY INTERNET, BY TELEPHONE OR BY SIGNING

AND RETURNING THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE.

Exhibit A

QLOGIC CORPORATION

2005 PERFORMANCE INCENTIVE PLAN

(Amended and Restated Effective July 10, 2014)

1. PURPOSE OF PLAN

The purpose of this QLogic Corporation 2005 Performance Incentive Plan (this “Plan”) of QLogic Corporation, a Delaware corporation (the “Corporation”), is to promote the success of the Corporation and to increase stockholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons.

2. ELIGIBILITY

The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Corporation or one of its Subsidiaries; (b) a director of the Corporation or one of its Subsidiaries; or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Corporation or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Corporation or one of its Subsidiaries) to the Corporation or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Corporation’s eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable under this Plan by the Corporation or the Corporation’s compliance with any other applicable laws. An Eligible Person who has been granted an award (a “participant”) may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein, “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation; and “Board” means the Board of Directors of the Corporation.

3. PLAN ADMINISTRATION

3.1	The Administrator. This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The “Administrator” means the Board or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by Section 157(c) of the Delaware General Corporation Law and any other applicable law, to one or more officers of the Corporation, its powers under this Plan (a) to designate the officers and employees of the Corporation and its Subsidiaries who will receive grants of awards under this Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such awards. The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan. Unless otherwise provided in the Bylaws of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

With respect to awards intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), this Plan shall be administered by a committee consisting solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code); provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. Award grants, and transactions in or involving awards, intended to be exempt under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be duly and timely authorized by the Board or a committee consisting solely of two or more non-employee directors (as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act). To the extent required by any applicable listing agency, this Plan shall be administered by a committee composed entirely of independent directors (within the meaning of the applicable listing agency).

3.2	Powers of the Administrator. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within the authority delegated to that committee or person(s)), including, without limitation, the authority to:

(a)	determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive an award under this Plan;

(b)	grant awards to Eligible Persons, determine the price at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of such awards consistent with the express limits of this Plan, establish the installments (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such awards;

(c)	approve the forms of award agreements (which need not be identical either as to type of award or among participants);

(d)	construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, its Subsidiaries, and participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

(e)	cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;

(f)	accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards (in the case of options or stock appreciation rights, within the maximum ten-year term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature) subject to any required consent under Section 8.6.5 (for purposes of clarity and without limiting the generality of this provision, the Administrator’s authority hereunder shall extend to any awards granted to non-employee directors of the Corporation under Appendix A of this Plan prior to August 28, 2008);

(g)	adjust the number of shares of Common Stock subject to any award, adjust the price of any or all outstanding awards or otherwise change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6 (and subject to the no-repricing provision below);

(h)	determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action granting an award);

(i)	determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof and authorize the termination, conversion, substitution or succession of awards upon the occurrence of an event of the type described in Section 7;

(j)	acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration (subject to the no-repricing provision below); and

(k)	determine the fair market value of the Common Stock or awards under this Plan from time to time and/or the manner in which such value will be determined.

Notwithstanding the foregoing and except for an adjustment pursuant to Section 7.1 or a repricing approved by stockholders, in no case may the Administrator (1) amend an outstanding stock option or SAR to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for an option or SAR with an exercise or base price that is less than the exercise or base price of the original award.

3.3	Binding Determinations. Any action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

3.4	Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Board or a committee, as the case may be, may obtain and may rely upon the advice of experts, including employees and professional advisors to the Corporation. No director, officer or agent of the Corporation or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.

3.5	Delegation. The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or to third parties.

4. SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMITS

4.1	Shares Available. Subject to the provisions of Section 7.1, the capital stock that may be delivered under this Plan shall be shares of the Corporation’s authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares. For purposes of this Plan, “Common Stock” means the common stock of the Corporation and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.1.

4.2	Share Limits. The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Eligible Persons under this Plan (the “Share Limit”) is equal to the sum of: (i) 21,941,730[1] shares of Common Stock, plus (ii) the number of any shares subject to stock options granted under the Corporation’s Stock Awards Plan (the “Prior Plan”) and outstanding as of August 23, 2005 which expire, or for any reason are cancelled or terminated, after that date without being exercised; provided, that in no event shall the Share Limit exceed 42,243,314 shares (which is the sum of the 21,941,730 shares set forth above, plus the aggregate number of shares subject to options previously granted and outstanding under the Prior Plan as of the Effective Date).

Shares issued on or after August 28, 2008 in respect of any “Full-Value Award” granted under this Plan shall be counted against the foregoing Share Limit as 1.75 shares for every one share issued in connection with such award. (For example, if a stock bonus of 100 shares of Common Stock is granted under this Plan, 175 shares shall be charged against the Share Limit in connection with that award.) For this purpose, a “Full-Value Award” means any award under this Plan that is not a stock option grant or a stock appreciation right grant.

The following limits also apply with respect to awards granted under this Plan:

(a)	The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is 40,000,000 shares.

(b)	The maximum number of shares of Common Stock subject to those options and stock appreciation rights that are granted during any calendar year to any individual under this Plan is 4,000,000 shares.

(c)	Additional limits with respect to Performance-Based Awards are set forth in Section 5.2.3.

Each of the foregoing numerical limits is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.

4.3	Awards Settled in Cash, Reissue of Awards and Shares. Except as provided in the next sentence, shares that are subject to or underlie awards granted under this Plan which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again be available for

[1]	The current aggregate Share Limit for this Plan is 25,100,000 shares (excluding shares originally authorized for issuance under the Prior Plan). Stockholders are being asked to approve amendments to this Plan that would reduce this aggregate Share Limit by 3,158,270 shares (so that the new aggregate Share Limit for the plan would be 21,941,730 shares, in addition to the shares originally authorized and not issued under the Prior Plan as set forth above).

subsequent awards under this Plan. Shares that are exchanged by a participant or withheld by the Corporation as full or partial payment in connection with any stock option or SAR granted under this Plan, as well as any shares exchanged by a participant or withheld by the Corporation or one of its Subsidiaries to satisfy the tax withholding obligations related to any stock option or SAR granted under this Plan, shall not be available for subsequent awards under this Plan. Shares that are exchanged by a participant or withheld by the Corporation as full or partial payment in connection with any Full-Value Award granted under this Plan, as well as any shares exchanged by a participant or withheld by the Corporation or one of its Subsidiaries to satisfy the tax withholding obligations related to any Full-Value Award granted under this Plan, shall be available for subsequent awards under this Plan, provided that any one (1) share so exchanged or withheld in connection with any Full-Value Award shall be credited as one and three-fourths (1.75) shares when determining the number of shares that shall again become available for subsequent awards under this Plan if, upon grant, the shares underlying the related Full-Value Award were counted as one and three-fourths (1.75) shares against the Share Limit. To the extent that an award granted under this Plan is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under this Plan. In the event that shares of Common Stock are delivered in respect of a dividend equivalent right granted under this Plan, the number of shares delivered with respect to the award shall be counted against the share limits of this Plan. To the extent that shares of Common Stock are delivered pursuant to the exercise of a stock appreciation right or stock option granted under this Plan, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits under Section 4.2, as opposed to only counting the shares issued. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits under Section 4.2 with respect to such exercise.) Refer to Section 8.10 for application of the foregoing share limits with respect to assumed awards. The foregoing adjustments to the share limits of this Plan are subject to any applicable limitations under Section 162(m) of the Code with respect to awards intended as performance-based compensation thereunder.

4.4	Reservation of Shares; No Fractional Shares; Minimum Issue. The Corporation shall at all times reserve a number of shares of Common Stock sufficient to cover the Corporation’s obligations and contingent obligations to deliver shares with respect to awards then outstanding under this Plan (exclusive of any dividend equivalent obligations to the extent the Corporation has the right to settle such rights in cash). No fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan. No fewer than 100 shares may be purchased on exercise of any award (or, in the case of stock appreciation or purchase rights, no fewer than 100 rights may be exercised at any one time) unless the total number purchased or exercised is the total number at the time available for purchase or exercise under the award.

5. AWARDS

5.1	Type and Form of Awards. The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation or one of its Subsidiaries. The types of awards that may be granted under this Plan are (subject, in each case, to the no-repricing provisions of Section 3.2):

5.1.1 Stock Options. A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”) or a nonqualified stock option (an option not intended to be an ISO). The award agreement for an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified stock option. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the option. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.5.

5.1.2 Additional Rules Applicable to ISOs. To the extent that the aggregate fair market value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Corporation or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Corporation or one of its subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Corporation and ending with the subsidiary in question). There shall be imposed in any award agreement relating to ISOs such other terms and conditions as from time to time are required in order that the option be an “incentive stock option” as that term is defined in Section 422 of the Code. No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.

5.1.3 Stock Appreciation Rights. A stock appreciation right or “SAR” is a right to receive a payment, in cash and/or Common Stock, equal to the excess of the fair market value of a specified number of shares of Common Stock on the date the SAR is exercised over the fair market value of a share of Common Stock on the date the SAR was granted (the “base price”) as set forth in the applicable award agreement. The maximum term of an SAR shall be ten (10) years.

5.1.4 Other Awards; Dividend Equivalent Rights. The other types of awards that may be granted under this Plan include: (a) stock bonuses, restricted stock, performance stock, stock units, phantom stock or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Common Stock, upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; (b) any similar securities with a value derived from the value of or related to the Common Stock and/or returns thereon; or (c) cash awards. Dividend equivalent rights may be granted as a separate award or in connection with another award under this Plan; provided, however, that dividend equivalent rights may not be granted in connection with a stock option or SAR granted under this Plan. In addition, any dividends and/or dividend equivalents as to the unvested portion of a restricted stock award that is subject to performance-based vesting requirements or the unvested portion of a stock unit award that is subject to performance-based vesting requirements will be subject to termination and forfeiture to the same extent as the corresponding portion of the award to which they relate.

5.2	Section 162(m) Performance-Based Awards. Without limiting the generality of the foregoing, any of the types of awards listed in Section 5.1.4 above may be granted as awards intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code (“Performance-Based Awards”). The grant, vesting, exercisability or payment of Performance-Based Awards may depend (or, in the case of stock options and SARs, may also depend) on the degree of achievement of one or more performance goals relative to a pre-established targeted level using one or more of the Business Criteria set forth below (on an absolute or relative basis) for the Corporation on a consolidated basis or for one or more of the Corporation’s subsidiaries, segments, divisions or business units, or any combination of the foregoing. Any stock option or SAR intended as a Performance-Based Award shall be subject only to the requirements of Section 5.2.1 and 5.2.3 in order for such award to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Any other Performance-Based Award shall be subject to all of the following provisions of this Section 5.2.

5.2.1 Class; Administrator. The eligible class of persons for Performance-Based Awards under this Section 5.2 shall be officers and employees of the Corporation or one of its Subsidiaries. The Administrator approving Performance-Based Awards or making any certification required pursuant to Section 5.2.4 must be constituted as provided in Section 3.1 for awards that are intended as performance-based compensation under Section 162(m) of the Code.

5.2.2 Performance Goals. The specific performance goals for Performance-Based Awards (other than stock options or SARs intended as a Performance-Based Award) shall be, on an absolute or relative basis, established based on one or more of the following business criteria (“Business Criteria”) as selected by the Administrator in its sole discretion: earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), total stockholder return, gross revenue, revenue growth, operating income (before or after taxes), net earnings (before or after interest, taxes, depreciation and/or amortization), return on equity or on assets or on net investment, cost containment or reduction, the fair market value of a share of Common Stock, or any combination thereof. These terms are used as applied under generally accepted accounting principles or in the financial reporting of the Corporation or of its Subsidiaries. To qualify awards as performance-based under Section 162(m), the applicable Business Criterion (or Business Criteria, as the case may be) and specific performance goal or goals (“targets”) must be established and approved by the Administrator during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event after 25% or more of the performance period has elapsed) and while performance relating to such target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code. The terms of the Performance-Based Awards may specify the manner, if any, in which performance targets shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other items specified by the Administrator at the time of establishing the targets. The applicable performance measurement period may not be less than three months nor more than 10 years.

5.2.3 Form of Payment; Maximum Performance-Based Award. Grants or awards under this Section 5.2 may be paid in cash or shares of Common Stock or any combination thereof. Grants of Qualifying Options and Qualifying SARs to any one participant in any one calendar year shall be subject to the limit set forth in Section 4.2(b). The maximum number of shares of Common Stock which may be subject to Performance-Based Awards (including Performance-Based Awards payable in shares of Common Stock and Performance-Based Awards payable in cash where the amount of cash payable upon or following vesting of the award is determined with reference to the fair market value of a share of Common Stock at such time) that are granted to any one participant in any one calendar year shall not exceed 4,000,000 shares (counting such shares on a one-for-one basis for this purpose), either individually or in the aggregate, subject to adjustment as provided in Section 7.1; provided that this limit shall not apply to Qualifying Options and Qualifying SARs (which are covered by the limit of Section 4.2(b)). The aggregate amount of compensation to be paid to any one participant in respect of all Performance-Based Awards payable only in cash (excluding cash awards covered by the preceding sentence where the cash payment is determined with reference to the fair market value of a share of Common Stock upon or following the vesting of the award) and granted to that participant in any one calendar year shall not exceed $5,000,000. Awards that are cancelled during the year shall be counted against these limits to the extent required by Section 162(m) of the Code.

5.2.4 Certification of Payment. Before any Performance-Based Award under this Section 5.2 (other than stock options and SARs) is paid and to the extent required to qualify the award as performance-based compensation within the meaning of Section 162(m) of the Code, the Administrator must certify in writing that the performance target(s) and any other material terms of the Performance-Based Award were in fact timely satisfied.

5.2.5 Reservation of Discretion. The Administrator will have the discretion to determine the restrictions or other limitations of the individual awards granted under this Section 5.2 including the authority to reduce awards, payouts or vesting or to pay no awards, in its sole discretion, if the Administrator preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.

5.2.6 Expiration of Grant Authority. As required pursuant to Section 162(m) of the Code and the regulations promulgated thereunder, the Administrator’s authority to grant new awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code (other than stock options and SARs) shall terminate upon the first meeting of the Corporation’s stockholders that occurs in the fifth year following the year in which the Corporation’s stockholders first approve this Plan, subject to any subsequent extension that may be approved by stockholders.

5.3	Award Agreements. Each award shall be evidenced by either (1) a written award agreement in a form approved by the Administrator and executed by the Corporation by an officer duly authorized to act on its behalf, or (2) an electronic notice of award grant in a form approved by the Administrator and recorded by the Corporation (or its designee) in an electronic recordkeeping system used for the purpose of tracking award grants under this Plan generally (in each case, an “award agreement”), as the Administrator may provide and, in each case and if required by the Administrator, executed or otherwise electronically accepted by the recipient of the award in such form and manner as the Administrator may require. The Administrator may authorize any officer of the Corporation (other than the particular award recipient) to execute any or all award agreements on behalf of the Corporation. The award agreement shall set forth the material terms and conditions of the award as established by the Administrator consistent with the express limitations of this Plan.

5.4	Deferrals and Settlements. Payment of awards may be in the form of cash, Common Stock, other awards or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose. The Administrator may also permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

5.5	Consideration for Common Stock or Awards. The purchase price for any award granted under this Plan or the Common Stock to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

•	services rendered by the recipient of such award;

•	cash, check payable to the order of the Corporation, or electronic funds transfer;

•	notice and third party payment in such manner as may be authorized by the Administrator;

•	the delivery of previously owned shares of Common Stock;

•	by a reduction in the number of shares otherwise deliverable pursuant to the award; or

•

subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

In no event shall any shares newly-issued by the Corporation be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law. In the event that the Administrator allows a participant to exercise an award by delivering shares of Common Stock previously owned by such participant and unless otherwise expressly provided by the Administrator, any shares delivered which were initially acquired by the participant from the Corporation (upon exercise of a stock option or otherwise) must have been owned by the participant at least six months as of the date of delivery. Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their fair market value on the date of exercise. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay the purchase or exercise price of any award or shares by any method other than cash payment to the Corporation.

5.6	Definition of Fair Market Value. For purposes of this Plan, “fair market value” shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the closing price (in regular trading) for a share of Common Stock on the NASDAQ Stock Market (the “Market”) for the date in question or, if no sales of Common Stock were reported on the Market on that date, the closing price (in regular trading) for a share of Common Stock on the Market for the next preceding day on which sales of Common Stock were reported on the Market. The Administrator may, however, provide with respect to one or more awards that the fair market value shall equal the closing price (in regular trading) for a share of Common Stock on the Market on the last trading day preceding the date in question or the average of the high and low trading prices of a share of Common Stock on the Market for the date in question or the most recent trading day. If the Common Stock is no longer listed or is no longer actively traded on the Market as of the applicable date, the fair market value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances. The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

5.7	Transfer Restrictions.

5.7.1 Limitations on Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 5.7 or required by applicable law, (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.

5.7.2 Exceptions. The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing. Any permitted transfer shall be subject to compliance with applicable federal and state securities laws and shall not be for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting interests are held by the Eligible Person or by the Eligible Person’s family members).

5.7.3 Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 5.7.1 shall not apply to:

(a)	transfers to the Corporation,

(b)	the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

(c)	subject to any applicable limitations on ISOs and subject to such rules as the Administrator may adopt, transfers to a family member (or former family member) pursuant to a domestic relations order,

(d)	if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative, or

(e)	the authorization by the Administrator of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and the express authorization of the Administrator.

5.8	International Awards. One or more awards may be granted to Eligible Persons who provide services to the Corporation or one of its Subsidiaries outside of the United States. Any awards granted to such persons may be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator.

6. EFFECT OF TERMINATION OF SERVICE ON AWARDS

6.1	General. The Administrator shall establish the effect of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the participant is not an employee of the Corporation or one of its Subsidiaries and provides other services to the Corporation or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the participant continues to render services to the Corporation or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

6.2	Events Not Deemed Terminations of Service. Unless the express policy of the Corporation or one of its Subsidiaries, or the Administrator, otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or one of its Subsidiaries, or the Administrator; provided that, unless reemployment upon the expiration of such leave is guaranteed by contract or law or the Administrator otherwise provides, such leave is for a period of not more than three months. In the case of any employee of the Corporation or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Corporation or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of the term set forth in the award agreement.

6.3	Effect of Change of Subsidiary Status. For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Corporation a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of the Corporation or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status unless the Subsidiary that is sold, spun-off or otherwise divested (or its successor or a direct or indirect parent of such Subsidiary or successor) assumes the Eligible Person’s award(s) in connection with such transaction.

7. ADJUSTMENTS; ACCELERATION

7.1

Adjustments. Subject to Section 7.2, upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, conversion or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock; or any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; then the Administrator shall equitably and proportionately adjust (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any outstanding awards, (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any outstanding awards, and/or (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding awards.

Unless otherwise expressly provided in the applicable award agreement, upon (or, as may be necessary to effect the adjustment, immediately prior to) any event or transaction described in the preceding paragraph or a sale of all or substantially all of the business or assets of the Corporation as an entirety, the Administrator shall equitably and proportionately adjust the performance standards applicable to any then-outstanding performance-based awards to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding performance-based awards.

It is intended that, if possible, any adjustments contemplated by the preceding two paragraphs be made in a manner that satisfies applicable U.S. legal, tax (including, without limitation and as applicable in the circumstances, Section 424 of the Code, Section 409A of the Code and Section 162(m) of the Code) and accounting (so as to not trigger any charge to earnings with respect to such adjustment) requirements.

Without limiting the generality of Section 3.3, any good faith determination by the Administrator as to whether an adjustment is required in the circumstances pursuant to this Section 7.1, and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.

7.2	Corporate Transactions — Assumption and Termination of Awards. Upon the occurrence of any of the following: any merger, combination, consolidation, conversion or other reorganization in connection with which the Corporation does not survive (or does not survive as a public company in respect of its Common Stock); any exchange of Common Stock or other securities of the Corporation in connection with which the Corporation does not survive (or does not survive as a public company in respect of its Common Stock); a sale of all or substantially all the business, stock or assets of the Corporation in connection with which the Corporation does not survive (or does not survive as a public company in respect of its Common Stock); a dissolution of the Corporation; or any other event in which the Corporation does not survive (or does not survive as a public company in respect of its Common Stock); then the Administrator may make provision for a cash payment in settlement of, or for the termination, assumption, substitution or exchange of any or all outstanding share-based awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Common Stock upon or in respect of such event. Upon the occurrence of any event described in the preceding sentence, then, unless the Administrator has made a provision for the substitution, assumption, exchange or other continuation or settlement of the award or the award would otherwise continue in accordance with its terms in the circumstances: (1) unless otherwise provided in the applicable award agreement, each then-outstanding option and SAR shall become fully vested, all shares of restricted stock then outstanding shall fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award; and (2) each award shall terminate upon the related event; provided that the holder of an option or SAR shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding vested options and SARs (after giving effect to any accelerated vesting required in the circumstances) in accordance with their terms before the termination of such awards (except that in no case shall more than ten days’ notice of the impending termination be required and any acceleration of vesting and any exercise of any portion of an award that is so accelerated may be made contingent upon the actual occurrence of the event).

Without limiting the preceding paragraph, in connection with any event referred to in the preceding paragraph or any change in control event defined in any applicable award agreement, the Administrator may, in its discretion, provide for the accelerated vesting of any award or awards as and to the extent determined by the Administrator in the circumstances.

The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award.

In any of the events referred to in this Section 7.2, the Administrator may take such action contemplated by this Section 7.2 prior to such event (as opposed to on the occurrence of such event) to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares. Without limiting the generality of the foregoing, the Administrator may deem an acceleration and/or termination to occur immediately prior to the applicable event and, in such circumstances, will reinstate the original terms of the award if an event giving rise to an acceleration and/or termination does not occur.

Without limiting the generality of Section 3.3, any good faith determination by the Administrator pursuant to its authority under this Section 7.2 shall be conclusive and binding on all persons.

7.3	Other Acceleration Rules. The Administrator may override the provisions of Section 7.2 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve. The portion of any ISO accelerated in connection with an event referred to in Section 7.2 (or such other circumstances as may trigger accelerated vesting of the award) shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.

8. OTHER PROVISIONS

8.1	Compliance with Laws. This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of shares of Common Stock, the acceptance of promissory notes and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law, federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation or one of its Subsidiaries, provide such assurances and representations to the Corporation or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

8.2	No Rights to Award. No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

8.3	No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Corporation or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.

8.4	Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Corporation or one of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

8.5	Tax Withholding. Upon any exercise, vesting, or payment of any award or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, or upon any other tax withholding event with respect to an award, the Corporation or one of its Subsidiaries shall have the right at its option to:

(a)	require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such award event or payment; or

(b)	deduct from any amount otherwise payable in cash (whether related to the award or otherwise) to the participant (or the participant’s personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such award event or payment.

In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) require or grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, that the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law. The Corporation may, with the Administrator’s approval, accept one or more promissory notes from any Eligible Person in connection with taxes required to be withheld upon the exercise, vesting or payment of any award under this Plan; provided that any such note shall be subject to terms and conditions established by the Administrator and the requirements of applicable law.

8.6	Effective Date, Termination and Suspension, Amendments.

8.6.1 Effective Date. This Plan is effective as of June 9, 2005, the date of its approval by the Board (the “Effective Date”) and was approved by the stockholders on August 23, 2005. Unless earlier terminated by the Board, this Plan shall terminate at the close of business on July 10, 2024.2 After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

8.6.2 Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.

8.6.3 Stockholder Approval. To the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval.

8.6.4 Amendments to Awards. Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the limitations set forth in Section 3.2.

8.6.5 Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or amendment of any outstanding award agreement shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Corporation under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.

8.7	Privileges of Stock Ownership. Except as otherwise expressly authorized by the Administrator or this Plan, a participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the participant. No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

8.8	Governing Law; Construction; Severability.

8.8.1 Choice of Law. This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Delaware.

[2]	The Plan is currently scheduled to terminate on June 8, 2015. Stockholders are being asked to approve an amendment to the Plan to extend the termination date from June 8, 2015 to July 10, 2024.

8.8.2 Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

8.8.3 Plan Construction.

(a)	Rule 16b-3. It is the intent of the Corporation that the awards and transactions permitted by awards be interpreted in a manner that, in the case of participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Corporation shall have no liability to any participant for Section 16 consequences of awards or events under awards if an award or event does not so qualify.

(b)	Section 162(m). Awards under Section 5.1.4 to persons described in Section 5.2 that are either granted or become vested, exercisable or payable based on attainment of one or more performance goals related to the Business Criteria, as well as stock options and SARs intended as Performance-Based Awards granted to persons described in Section 5.2, that are approved by a committee composed solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code) shall be deemed to be intended as performance-based compensation within the meaning of Section 162(m) of the Code unless such committee provides otherwise at the time of grant of the award. It is the further intent of the Corporation that (to the extent the Corporation or one of its Subsidiaries or awards under this Plan may be or become subject to limitations on deductibility under Section 162(m) of the Code) any such awards and any other Performance-Based Awards under Section 5.2 that are granted to or held by a person subject to Section 162(m) will qualify as performance-based compensation or otherwise be exempt from deductibility limitations under Section 162(m).

8.9	Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

8.10	Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation. Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Stock in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.

8.11	Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

8.12	No Corporate Action Restriction. The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Corporation to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any Subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any Subsidiary, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any Subsidiary, or (f) any other corporate act or proceeding by the Corporation or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action.

8.13	Other Company Benefit and Compensation Programs. Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Corporation or its Subsidiaries.

8.14	Clawback Policy. The awards granted under this Plan are subject to the terms of the Corporation’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of awards or any shares of Common Stock or other cash or property received with respect to the awards (including any value received from a disposition of the shares acquired upon payment of the awards).

QLOGIC CORPORATION ATTENTION: INVESTOR RELATIONS 26650 ALISO VIEJO PARKWAY ALISO VIEJO, CA 92656	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M76883-P54537	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

QLOGIC CORPORATION
The Board of Directors recommends you vote FOR the following proposals:
1.	Election of Directors	For	Against	Abstain
Nominees:
	1a. John T. Dickson	☐	☐	☐			For	Against	Abstain
	1b. Balakrishnan S. Iyer	☐	☐	☐	3.	Advisory vote to approve the compensation of the Company’s named executive officers.	☐	☐	☐
	1c. Christine King	☐	☐	☐
	1d. D. Scott Mercer	☐	☐	☐	4.	Ratification of appointment of KPMG LLP as independent registered public accounting firm.	☐	☐	☐
	1e. Prasad L. Rampalli	☐	☐	☐
	1f. George D. Wells	☐	☐	☐	NOTE: In their discretion, on such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.
	1g. William M. Zeitler	☐	☐	☐
2.	Approval of amendments to the QLogic Corporation 2005 Performance Incentive Plan, as amended, including, without limitation, an amendment to extend the term of the Plan by 10 years.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Combined Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K are available at http://ir.qlogic.com

M76884-P54537

QLogic Corporation

26650 Aliso Viejo Parkway

Aliso Viejo, California 92656

Proxy Solicited on Behalf of the Board of Directors

Annual Meeting of Stockholders - August 25, 2014

Prasad L. Rampalli and Jean Hu, or either of them, are hereby appointed attorneys and proxies of the undersigned, each with the power of substitution, to attend, vote and act for all shares of common stock of QLogic Corporation held of record by the undersigned at the close of business on July 1, 2014 at the Annual Meeting of Stockholders to be held at QLogic’s corporate headquarters, located at 26650 Aliso Viejo Parkway, Aliso Viejo, California 92656, at 8:30 a.m., Pacific Daylight Time, on Monday, August 25, 2014, and at any postponements or adjournments thereof, in connection therewith to vote all of the shares of common stock which the undersigned would be entitled to vote as directed on the reverse side.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE DIRECTORS NAMED ON THE REVERSE SIDE OF THIS PROXY, “FOR” THE APPROVAL OF THE AMENDMENTS TO THE QLOGIC CORPORATION 2005 PERFORMANCE INCENTIVE PLAN, AS AMENDED, INCLUDING, WITHOUT LIMITATION, AN AMENDMENT TO EXTEND THE TERM OF THE PLAN BY 10 YEARS, “FOR” THE ADVISORY VOTE ON EXECUTIVE COMPENSATION, AND “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

IMPORTANT - PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY